Exhibit 99.1

EXECUTION COPY

MORTGAGE LOAN PURCHASE AGREEMENT

between

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

as Seller

and

MORGAN STANLEY CAPITAL I INC.

as Purchaser

Dated as of September 14, 2011

TABLE OF CONTENTS

1.	AGREEMENT TO PURCHASE	1

2.	CONVEYANCE OF MORTGAGE LOANS	2

3.	EXAMINATION OF MORTGAGE FILES AND DUE DILIGENCE REVIEW	9

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER	11

5.	REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES MADE BY SELLER	15

6.	CLOSING	20

7.	CLOSING DOCUMENTS	21

8.	COSTS	24

9.	NOTICES	24

10.	SEVERABILITY OF PROVISIONS	24

11.	FURTHER ASSURANCES	25

12.	SURVIVAL	25

13.	GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION	25

14.	BENEFITS OF MORTGAGE LOAN PURCHASE AGREEMENT	26

15.	MISCELLANEOUS	26

16.	ENTIRE AGREEMENT	26

Exhibit 1	Mortgage Loan Schedule
Exhibit 2	Representations and Warranties
Exhibit 3	Bill of Sale
Exhibit 4	Power of Attorney
Schedule A	List of Mortgagors that are Third Party Beneficiaries

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Index of Defined Terms

15Ga-1 Notice	19	Mortgage Loans	1
Affected Loan(s)	17	MOU	24
Agreement	1	Officer’s Certificate	6
Bill of Sale	2	Other Mortgage Loans	1
Certificate Administrator	1	Pooling Servicing Agreement	1
Certificate Purchase Agreement	1	Preliminary Memorandum	1
Certificates	1	Private Certificates	1
Closing Date	2	Prospectus Supplement	1
Collateral Information	9	Public Certificates	1
Crossed Mortgage Loans	16	Purchaser	1
Cure Request	15	Repurchase Request	19
Custodian	1	Seller	1
Defective Mortgage Loan	16	Seller Defeasance Rights and Obligations	10
Dispute	19	Seller Reporting Information	13
Final Judicial Determination	19	Seller’s Information	12
Final Memorandum	1	Special Servicer	1
Indemnification Agreement	12	Trust	1
Initial Purchasers	1	Trust Advisor	1
Master Servicer	1	Trustee	1
Material Breach	15	UCC	5
Material Document Defect	15	Underwriters	1
Mortgage File	3	Underwriting Agreement	1
Mortgage Loan Schedule	2

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Mortgage Loan Purchase Agreement (“Agreement”), dated as of September 14, 2011, between Morgan Stanley Mortgage Capital Holdings LLC (“Seller”) and Morgan Stanley Capital I Inc. (“Purchaser”).

Seller agrees to sell, and Purchaser agrees to purchase, certain mortgage loans listed on Exhibit 1 hereto (the “Mortgage Loans”) as described herein.  Purchaser will convey the Mortgage Loans to a trust (the “Trust”) created pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), to be dated as of October 1, 2011 between Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), custodian (in such capacity, the “Custodian”), certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar and authenticating agent, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), U.S. Bank National Association, as trustee (the “Trustee”), and TriMont Real Estate Advisors, Inc., as trust advisor (the “Trust Advisor”).  In exchange for the Mortgage Loans and certain other mortgage loans to be purchased by Purchaser (collectively the “Other Mortgage Loans”), the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3 (the “Certificates”).  The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

The Class A-1, Class A-2, Class A-3, and Class A-4 Certificates (the “Public Certificates”) will be sold by Purchaser to Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the ‘Underwriters”), pursuant to an Underwriting Agreement, between Purchaser and the Underwriters, dated September 14, 2011 (the “Underwriting Agreement”), and the Class X-A, Class X-B, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, and Class  R Certificates (the “Private Certificates”) will be sold by Purchaser to Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the “Initial Purchasers”) pursuant to a Certificate Purchase Agreement, between Purchaser and the Initial Purchasers, dated as of September 14, 2011 (the “Certificate Purchase Agreement”).  The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated September 2, 2011, as supplemented by a Prospectus Supplement dated September 14, 2011 (together, the “Prospectus Supplement”) and the Initial Purchasers will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated September 14, 2011 (the “Final Memorandum”) and a preliminary version thereof dated September 2, 2011 (the “Preliminary Memorandum”).

In consideration of the mutual agreements contained herein, Seller and Purchaser hereby agree as follows:

1.             AGREEMENT TO PURCHASE.

1.1           Seller agrees to sell, and Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by Purchaser pursuant to the terms hereof.  The Cut-Off Date with respect to the Mortgage Loans is October 1, 2011; provided that, with respect to any Mortgage Loans not having due dates on the first day of each month, the scheduled payments of principal and/or interest due thereon during October 2011 are deemed to have been received on October 1, 2011 rather than the actual date of receipt.  The Mortgage Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments during or prior to October 2011, whether or not received, of $903,842,885.  The sale of the Mortgage Loans shall take place on October 5, 2011 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”).  The purchase price to be paid by Purchaser for the Mortgage Loans shall equal the amount to be set forth as such purchase price in the Bill of Sale (substantially in the form of Exhibit 3 hereto), to be entered into between the parties to this Agreement in connection with this Agreement and the issuance of the Certificates (the “Bill of Sale”), which purchase price excludes accrued interest and applicable deal expenses.  The purchase price shall be paid to Seller by wire transfer in immediately available funds on the Closing Date.

1.2           On the Closing Date, Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14 hereof), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and Purchaser’s rights under this Agreement (to the extent set forth in Section 14 hereof).

2.             CONVEYANCE OF MORTGAGE LOANS.

2.1           Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, Seller does hereby transfer, assign, set over and otherwise convey to Purchaser, without recourse, except as specifically provided herein all the right, title and interest of Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date, with the understanding that a servicing rights purchase and sale agreement or comparable agreement may be executed by Seller and the Master Servicer.  The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement.  In connection with such transfer and assignment, Seller shall deliver to or on behalf of the Trustee, on behalf of Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause 2.2.1 hereof) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 4 in favor of the Trustee and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to or on behalf of the Trustee).  Seller agrees to reasonably cooperate with the custodian, the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation.  The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by

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or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan.  The Trustee (or its designee) shall submit such documents, at Seller’s expense, after the periods set forth above, provided, however, the Trustee (or its designee) shall not submit such assignments for recording if Seller produces evidence that it has sent any such assignment for recording and certifies that Seller is awaiting its return from the applicable recording office.  In addition, not later than the 30th day following the Closing Date, Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified in Section 2.2 hereof (with such exceptions as are permitted by this Section 2) with respect to each Mortgage Loan (each, a “Mortgage File”).  (Seller acknowledges that the term “without recourse” does not modify the duties of Seller under Section 5 hereof.)

2.2           All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of Seller at all times prior to the Closing Date.  The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby.  The Mortgage File for each Mortgage Loan shall contain the following documents:

2.2.1           The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of Wells Fargo Bank, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3, without recourse, representation or warranty” or if the original Mortgage Note is not included therein, then a lost note affidavit, with a copy of the Mortgage Note attached thereto;

2.2.2           The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 45th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost after recordation, Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate (as defined below) of Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

2.2.3           The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned

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on or prior to the 45th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by Seller together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of Seller stating that such original modification, consolidation or extension agreement has been sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

2.2.4           An original Assignment of Mortgage for the Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in favor of “Wells Fargo Bank, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3”;

2.2.5           Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder’s office for recordation, certified true copies of such assignments of Mortgage certified by Seller, or in the case of an original blanket intervening assignment of Mortgage retained by Seller, a copy thereof certified by Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 45th day following the Closing Date from the applicable recording office or has been lost after recordation, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

2.2.6           If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 45th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of “Wells Fargo Bank, National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C3,” which assignment may be effected in the related Assignment of Mortgage;

2.2.7           The original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

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2.2.8           The original Title Insurance Policy, or if such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report binding on the title company with an original Title Insurance Policy to follow within 180 days of the Closing Date;

2.2.9           (A) Uniform Commercial Code (“UCC”) financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

2.2.10           Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

2.2.11           Copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing the related B Note), if any, related to the Mortgage Loan;

2.2.12           Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Master Servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan and the Pooling and Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the Master Servicer on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan and the Pooling and Servicing Agreement (it being understood that Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Master Servicer) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of Seller to assign all rights to the letter of credit hereunder including the right and power to draw on the letter of credit).  In the case of clause (B) above, any letter of credit held by the Master Servicer shall be held in its capacity as agent of the Trust, and if the Master Servicer sells its rights to service the applicable Mortgage Loan, the Master Servicer has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Master Servicer.  The Master Servicer has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

2.2.13           The original or a copy of the environmental indemnity agreement, if any, related to the Mortgage Loan;

2.2.14           Third-party management agreements;

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2.2.15           Any Environmental Insurance Policy; and

2.2.16           Any affidavit and indemnification agreement.

The original of each letter of credit referred to in clause 2.2.12 above shall be delivered to the Master Servicer or the Trustee (as the case may be) within 30 days of the Closing Date.  In addition, a copy of any ground lease shall be delivered to the Master Servicer within 30 days of the Closing Date.

“Officer’s Certificate” shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

2.3           The Assignments of Mortgage and assignment of Assignment of Leases referred to in Sections 2.2.4 and 2.2.6(ii) hereof may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law.  To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, Seller shall execute, in accordance with Section 2.6 hereof, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee.  Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from Seller to Purchaser and from Purchaser to the Trustee on behalf of the Certificateholders.

2.4           If Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in Sections 2.2.2, 2.2.3, 2.2.5 or 2.2.6 hereof (exclusive of Section 2.2.6(ii) hereof), with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within the 45 day period following the Closing Date, but Seller delivers a photocopy thereof (certified by the appropriate county recorder’s office to be a true and complete copy of the original thereof submitted for recording), to the Trustee within such 45 day period, Seller shall then deliver within 90 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder’s office such original or photocopy).

2.5           The Trustee, as assignee or transferee of Purchaser, shall be entitled to all scheduled payments of principal due on the Mortgage Loans after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date.  All scheduled payments of principal

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and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to Seller.

2.6           Within 45 days following the Closing Date, Seller shall deliver and Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of Seller, in the appropriate public office for real property records, each assignment referred to in clauses 2.2.4 and 2.2.6(ii) above.  Within 90 days following the Closing Date, Seller shall deliver and Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of Seller, in the appropriate public office for UCC financing statements, the assignment referred to in clause 2.2.9(B); provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Seller shall obtain therefrom a certified copy of the recorded original and forward such copy to the Custodian on behalf of the Trustee and the Special Servicer.  If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, Seller shall prepare a substitute therefor or cure such defect, and Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

2.7           Documents that are in the possession of Seller, its agents or its subcontractors that relate to the Mortgage Loans and that are not required to be delivered to the Trustee shall be shipped by Seller to or at the direction of the Master Servicer, on behalf of Purchaser, on or prior to the 45th day after the Closing Date, in accordance with Section 2.1(d) of the Pooling and Servicing Agreement, if applicable.

2.8           The documents required to be delivered to the Master Servicer shall include, to the extent required to be (and actually) delivered to Seller pursuant to the applicable Mortgage Loan documents, copies of the following items:  the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.  Notwithstanding the foregoing, Seller shall not be required to deliver any draft documents, or any attorney-client communications that are privileged communications or constitute legal or other due diligence analyses or attorney work product, or internal communications of Seller or its affiliates among themselves or with their respective attorneys, or credit underwriting or other analyses or data (and, if any such items are received, they shall be returned and any copies thereof destroyed).  Delivery of any of the foregoing documents to any sub-servicer shall be deemed a delivery to the Master Servicer and satisfy Seller’s obligations under this subparagraph.

2.9           Upon the sale of the Mortgage Loans by Seller to Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of Seller shall immediately vest in Purchaser and its assigns, and shall be

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delivered promptly by Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Pooling and Servicing Agreement.  Seller’s and Purchaser’s records shall reflect the transfer of each Mortgage Loan from Seller to Purchaser and its assigns as a sale.

2.10           It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to Purchaser by Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property.  It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by Seller to Purchaser to secure a debt or other obligation of Seller.  However, if, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

2.10.1           this Agreement shall be deemed to be a security agreement; and

2.10.2           the conveyance provided for in this Section 2 shall be deemed to be a grant by Seller to Purchaser of, and Seller hereby grants to Purchaser, a security interest in all of Seller’s right, title, and interest, whether now owned or existing or hereafter acquired or arising, in, to and under:

A.           All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property:  the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

B.           All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

C.           All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

2.11           The possession by Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Section 9-313 thereof) as in force in the

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relevant jurisdiction.  Notwithstanding the foregoing, Seller makes no representation or warranty as to the perfection of any such security interest.

2.12           Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

2.13           The Seller hereby agrees to provide the Purchaser with prompt notice of any information it receives which indicates that the transfer of each Mortgage Loan from the Seller to the Purchaser may not be treated as a sale.  The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  In such case, the Seller hereby authorizes the Master Servicer, the Trustee and the Custodian to file all filings necessary to maintain the effectiveness of any original filings necessary under the UCC as in effect in any jurisdiction to perfect such security interest in such property.  In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the UCC as in force in the relevant jurisdiction.

2.14           Notwithstanding anything to the contrary contained herein, and subject to Section 2.1 hereof, Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause 2.2.1 hereof) required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and Purchaser’s acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of Purchaser’s or its successors’ and assigns’ rights in respect thereof pursuant to Section 5 hereof.

3.             EXAMINATION OF MORTGAGE FILES AND DUE DILIGENCE REVIEW.

3.1           Seller shall (i) deliver to Purchaser on or before the Closing Date a diskette acceptable to Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by Purchaser, (ii) deliver to Purchaser investor files (collectively the “Collateral Information”) with respect to the assets proposed to be included in the Trust Fund and made available at Purchaser’s headquarters in New York, and (iii) otherwise cooperate fully with Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans.  The fact that Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of Purchaser or the Trustee to cause Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to Section 5 hereof.

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3.2           On or prior to the Closing Date, Seller shall allow representatives of Purchaser and any designees thereof to examine and audit all books, records and files pertaining to the Mortgage Loans, Seller’s underwriting procedures and Seller’s ability to perform or observe all of the terms, covenants and conditions of this Agreement.  Such examinations and audits shall take place upon reasonable prior advance notice at one or more offices of Seller during normal business hours and shall not be conducted in a manner that is disruptive to Seller’s normal business operations.  In the course of such examinations and audits, Seller will make available to such representatives of Purchaser and any designees thereof reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and Seller shall cooperate fully with any such examination and audit in all material respects.  On or prior to the Closing Date, Seller shall provide Purchaser with all material information regarding Seller’s financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to Seller’s financial condition, financial statements as provided to Purchaser or other developments affecting Seller’s ability to consummate the transactions contemplated hereby or otherwise affecting Seller in any material respect.  Within 45 days after the Closing Date, Seller shall provide the Master Servicer with any additional information identified by the Master Servicer as necessary to complete the CREFC Property File, to the extent that such information is available.

3.3           Purchaser may exercise any of its rights hereunder through one or more designees or agents, provided Purchaser has provided Seller with prior notice of the identity of such designee or agent.

3.4           Purchaser shall keep confidential any information regarding Seller and, to the extent required pursuant to the terms of the Pooling and Servicing Agreement, the Mortgage Loans that has been delivered into Purchaser’s possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent Purchaser deems such information necessary and appropriate or required to be included in the Preliminary Memorandum, the Final Memorandum, the Prospectus Supplement, the Free Writing Prospectus (as defined in the Pooling and Servicing Agreement) or any other disclosure document relating to the Certificates or Purchaser is required by law or court order to disclose such information.  If Purchaser is required or otherwise deems it necessary and appropriate to disclose in the Free Writing Prospectus, the Preliminary Memorandum, the Final Memorandum, the Prospectus Supplement or any other disclosure document relating to the Certificates confidential information regarding Seller as described in the preceding sentence, Purchaser shall provide to Seller a copy of the proposed form of such disclosure prior to making such disclosure and Seller shall promptly, and in any event within two Business Days, notify Purchaser of any inaccuracies therein, in which case Purchaser shall modify such form in a manner that corrects such inaccuracies.  If Purchaser is required by law or court order to disclose confidential information regarding Seller as described in the second preceding sentence, Purchaser shall notify Seller and cooperate in Seller’s efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, Purchaser is compelled as a matter of law to disclose such information, Purchaser shall, prior to making such disclosure, advise and consult with Seller and its counsel as to such disclosure and the nature and wording of such disclosure and Purchaser

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shall use reasonable efforts to obtain confidential treatment therefor.  Notwithstanding the foregoing, if reasonably advised by counsel that Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then Purchaser shall be permitted to make such disclosure without prior review by Seller.

4.             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AND PURCHASER.

4.1           To induce Purchaser to enter into this Agreement, Seller hereby makes for the benefit of Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule 2-A attached to such Exhibit 2, and hereby further represents, warrants and covenants to Purchaser as of the date hereof that:

4.1.1           Seller is duly organized and is validly existing as a limited liability company in good standing under the laws of the State of New York.  Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

4.1.2           This Agreement has been duly and validly authorized, executed and delivered by Seller, and assuming the due authorization, execution and delivery hereof by Purchaser, this Agreement constitutes the valid, legal and binding agreement of Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

4.1.3           No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Seller with this Agreement, or the consummation by Seller of any transaction contemplated hereby, other than (A) such qualifications as may be required under state securities or blue sky laws, (B) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller’s sale of the Mortgage Loans to Purchaser, (C) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (D) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by Seller under this Agreement.

4.1.4           Neither the transfer of the Mortgage Loans to Purchaser, nor the execution, delivery or performance of this Agreement by Seller, conflicts or will conflict with,

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results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of Seller’s articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in Section 4.1.3 hereof, any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

4.1.5           There are no actions or proceedings against, or investigations of, Seller pending or, to Seller’s knowledge, threatened in writing against Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to Purchaser or the execution or delivery by, or enforceability against, Seller of this Agreement or have an effect on the financial condition of Seller that would materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

4.1.6           On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by Seller of all of its right, title and interest in and to the Mortgage Loans to Purchaser.

4.1.7           To Seller’s knowledge, the information in the Free Writing Prospectus, the Preliminary Memorandum, the Final Memorandum and the Prospectus Supplement as to which the Seller is providing indemnification pursuant to that certain indemnification agreement, dated as of September 14, 2011, between Seller, Purchaser, the Underwriters, and the Initial Purchasers (the “Indemnification Agreement”, and such information the “Seller’s Information”) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein (solely in the case of the Prospectus Supplement) or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Seller has complied with the disclosure requirements of Regulation AB that arise from its role as “originator” and “sponsor” in connection with the issuance of the Public Certificates.  Notwithstanding anything contained herein to the contrary, this subparagraph 4.1.7 shall run exclusively to the benefit of Purchaser and no other party.

4.1.8           The Seller hereby agrees to deliver to the Purchaser (or with respect to any Serviced Companion Loan that is deposited into an Other Securitization, the depositor in such Other Securitization) and to the Certificate Administrator or the Trustee, as applicable, any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information set forth next to the Seller’s name on Schedule XI, Schedule XII or Schedule XIII of the Pooling and Servicing Agreement (in formatting reasonably appropriate for

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inclusion in such form) (collectively, “Seller Reporting Information”); provided that, the Seller Reporting Information shall not be exclusive of any additional disclosure items specifically related to the Seller that may be added to Form 10-K, Form 10-D or Form 8-K subsequent to the date hereof that are required to be included in the Exchange Act reports related to the Trust if the Depositor or the Certificate Administrator provides the Seller with notice of such additional requirements.  The Seller shall use its best efforts to deliver proposed disclosure language relating to any such event described under Items 1117 and 1119 of Regulation AB and Item 1.03 to Form 8-K to the Certificate Administrator or the Trustee, as applicable, and the Purchaser within one Business Day and in any event no later than two Business Days of the Seller becoming aware of such event and shall provide disclosure relating to any other Seller Reporting Information required to be disclosed by Seller pursuant to this Section 4.1.8 on Form 8-K, Form 10-D or Form 10-K within two Business Days following the Purchaser’s request for such disclosure language.  The obligation of the Seller to provide the above-referenced disclosure materials shall be suspended (for so long as neither the Trust nor, with respect to any Serviced Companion Loan related to a Serviced Pari Passu Mortgage Loan sold to the Trust by the Seller, the trust in the related Other Securitization, is subject to the reporting requirements of the Exchange Act), as to any fiscal year, upon the Certificate Administrator or the Trustee, as applicable, filing the form necessary to be filed with the Commission to suspend the Trust’s reporting obligations under the Exchange Act as to that fiscal year in accordance with Section 13.8 of the Pooling and Servicing Agreement or the reporting requirements with respect to the Trust under the Securities Exchange Act of 1934, as amended, have otherwise been automatically suspended; provided that, for the avoidance of doubt, the suspension of such information reporting does not apply to Seller Reporting Information that is required to be provided for the fiscal year prior to suspension of the Trust’s reporting requirements under the Securities Exchange Act of 1934 (including Additional Form 10-K Disclosure required to be disclosed on  the Form 10-K related to the fiscal year preceding the year in which the form necessary to be filed with the Commission to suspend the Trust’s reporting obligations under the Exchange Act was filed).  The Purchaser shall provide the Seller with notice (which notice may be sent via facsimile or by email) if the Certificate Administrator or the Trustee, as applicable, does file the form necessary to be filed with the Commission to suspend the Trust’s reporting obligations under the Exchange Act pursuant to Section 13.8 of the Pooling and Servicing Agreement.  The Seller hereby acknowledges that the information to be provided by it pursuant to this Section will be used in the preparation of reports meeting the reporting requirements of the Trust under Section 13(a) and/or Section 15(d) of the Securities Exchange Act of 1934, as amended.

To induce Purchaser to enter into this Agreement, Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto, subject to the exceptions set forth in Schedule 2-A to Exhibit 2, will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Each of the representations, warranties and covenants made by Seller pursuant to this Section 4.1 shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

4.2           To induce Seller to enter into this Agreement, Purchaser hereby represents and warrants to Seller as of the date hereof:

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4.2.1           Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

4.2.2           Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement.  Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement.  This Agreement, assuming due authorization, execution and delivery by Seller, constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

4.2.3           No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by Purchaser with this Agreement, or the consummation by Purchaser of any transaction contemplated hereby that has not been obtained or made by Purchaser.

4.2.4           Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by Purchaser will violate Purchaser’s certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which Purchaser is a party or that may be applicable to Purchaser or its assets.

4.2.5           Purchaser’s execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

4.2.6           There are no actions or proceedings against, or investigations of, Purchaser pending or, to Purchaser’s knowledge, threatened against Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of Purchaser that would materially and adversely affect the ability of Purchaser to perform its obligations under this Agreement.

4.2.7           Purchaser has not dealt with any broker, investment banker, agent or other person, other than Seller, the Underwriters, the Initial Purchasers and their respective affiliates,

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that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

To induce Seller to enter into this Agreement, Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

Each of the representations and warranties made by Purchaser pursuant to this Section 4.2 shall survive the purchase of the Mortgage Loans.

5.             REMEDIES UPON BREACH OF REPRESENTATIONS AND WARRANTIES MADE BY SELLER.

5.1           It is hereby acknowledged that Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of Purchaser’s assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

5.2           It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 hereof is not delivered as and when required, not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case (i) the defect or breach materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan or (ii) the defect or breach materially and adversely affects the value of the Mortgage Loan (any such defect described in the preceding clause (i) or (ii), a “Material Document Defect” and any such breach described in the preceding clause (i) or (ii), a “Material Breach”), the Pooling and Servicing Agreement requires any party thereunder that discovers such Material Document Defect or Material Breach exists, to promptly so notify Seller, among others, in writing.  Seller may or, following receipt of a request to cure the related  Material Document Defect or Material Breach as provided under the Pooling and Servicing Agreement by a party thereto (a “Cure Request”), Seller shall, not later than 90 days from Seller’s receipt of the notice of, and a Cure Request with respect to, such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90 day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code) but Seller is diligently attempting to effect such correction or cure, as certified by Seller in an Officer’s Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of “Servicing Transfer Event” in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the Seller’s receipt of the notice of such Material Document Defect.  The parties acknowledge that neither delivery of a certification or

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schedule of exceptions to Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by Seller, the Master Servicer or the Special Servicer of any Material Document Defect listed therein.

5.3           Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured or Seller otherwise fails to correct or cure within the above cure periods, Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan (or interest therein) from Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a “defective obligation” within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan.  If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a “qualified mortgage” (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, repurchase must occur within 90 days from the date Seller was notified of the defect.  Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement, including the payment of a substitution shortfall amount equal to the excess, if any, of the applicable Purchase Price for the Mortgage Loan or REO Mortgage Loan to be replaced, over the Stated Principal Balance of the applicable Qualifying Substitute Mortgage Loan.

5.4           If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (“Crossed Mortgage Loans”) and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such other Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such other Crossed Mortgage Loan for purposes of the above provisions, and Seller shall be obligated to repurchase or replace each such other Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, (A) Seller provides a Nondisqualification Opinion to the Trustee at the expense of Seller and (B) both of the following conditions would be satisfied if Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the “Affected Loan(s)”):  (i) the debt service coverage ratio for all those Crossed Mortgage Loans (excluding the Affected Loan(s)) for the four (4) calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)) set forth in Appendix I to the Prospectus Supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all

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such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix I to the Prospectus Supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement.  The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error.  The Master Servicer will be entitled to cause to be delivered, or direct Seller to (in which case Seller shall) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of Seller if the scope and cost of the Appraisal is approved by Seller (such approval not to be unreasonably withheld).

5.5           With respect to any Defective Mortgage Loan, to the extent that Seller is required to repurchase or substitute for such Defective Mortgage Loan in the manner set forth in Section 5.4 while the Trustee (as assignee of Purchaser) continues to hold any related Crossed Mortgage Loan, Seller and Purchaser hereby agree to forebear from enforcing any remedies against the other’s Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral.  If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies.  Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.  All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof.  The Mortgagors set forth on Schedule A hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph.  The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor’s consent.

5.6           Any of the following document defects shall be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect:  (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face (if such absence results from Seller’s failure to deliver such item); (b) the absence from the Mortgage File of the original signed Mortgage (or, with respect to any Non-Serviced Mortgage Loan, a copy thereof) that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded (if such absence results from Seller’s failure to deliver such item); (c) the absence from the Mortgage File of the item specified in paragraph 2.2.8 (if such absence results from Seller’s failure to deliver such item); (d) the absence from the Mortgage File of the original or a copy of any letter of credit in effect as of the Closing Date (if such absence results from Seller’s failure to deliver such item); (e) the absence from the Mortgage File of a copy of the item specified in paragraph 2.2.10 (if such absence results from

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the Seller’s failure to deliver such item) or (f) the absence from the Mortgage File of the original or a copy of any guaranty in effect as of the Closing Date (if such absence results from Seller’s failure to deliver such item), provided that such absence contemplated by this clause (f) shall not be considered to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan or to otherwise be a Material Document Defect unless and until the subject guaranty is, in the reasonable belief of the Special Servicer (based on the form of similar guaranties for other Mortgage Loans or other documents contained in the related Mortgage File), required in connection with an imminent enforcement of the mortgagee’s rights and remedies under such guaranty or for any immediate significant servicing obligation.

5.7           If Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from Purchaser or its assignee or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with this Agreement, then provided that (x) the period of time provided for Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, workout or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Sections 9.5, 9.12, 9.15 and 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim.  Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to a workout shall not constitute a defense to any repurchase claim nor shall such modification and workout change the Purchase Price due from Seller for any repurchase claim.  In the event of any such modification and workout, Seller shall be obligated to repurchase the Mortgage Loan as modified and the Purchase Price shall include any Workout Fee paid to the Special Servicer up to the date of repurchase plus the present value (calculated at the applicable Calculation Rate) of the Workout Fee that would have been payable to the Special Servicer in respect of such Mortgage Loan if the Mortgage Loan performed in accordance with its terms to its Maturity Date, provided that no amount shall be paid by Seller in respect of any Workout Fee if a Liquidation Fee already comprises a portion of the Purchase Price or if the related Mortgagor has already paid such fee.  Seller is entitled to be notified promptly and in writing by the Special Servicer of any offer that it receives to purchase the applicable Mortgage Loan or related REO Property, each in connection with such liquidation.  Any sale of the related Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the related REO Property, to a Person other than Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against Seller and (ii) representation or warranty of any kind (either expressed or implied) by Seller to or for the benefit of such Person.

5.8           (a) If Seller (i) receives from any Person (other than the Depositor) any request or demand for repurchase or replacement of a Mortgage Loan because of a breach of a representation or warranty or a document defect (any such request or demand for repurchase or replacement, a “Repurchase Request”); (ii) rejects any Repurchase Request or is in dispute with the Person making any Repurchase Request as to the merits of such Repurchase Request (a “Dispute”); or (iii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request, then Seller shall deliver notice of such Repurchase Request, rejection, Dispute or withdrawal (each, a “15Ga-1 Notice”) to the Depositor within ten Business Days of Seller’s receipt thereof (or in the case of a rejection or Dispute, the occurrence thereof).

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(b)           Seller shall provide to the Depositor relevant portions of any Form ABS-15G that Seller is required to file with the Commission (only to the extent that such portions relate to the Mortgage Loans) on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Commission.

(c)           Seller agrees that a Repurchase Request Recipient (as defined in the Pooling and Servicing Agreement) will not, in connection with providing Seller with any 15Ga-1 Notice (as defined in the Pooling and Servicing Agreement), be required to provide any information protected by the attorney-client privilege or attorney work product doctrines.  In addition, Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.3(e) of the Pooling and Servicing Agreement is so provided only to assist Seller and its Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to Section 2.3(e) of the Pooling and Servicing Agreement by a Repurchase Request Recipient shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice (as defined in the Pooling and Servicing Agreement).

(d)           Seller represents and warrants that any information Seller provides to the Depositor pursuant to this Section 5.8 shall be true, complete and correct as of the date Seller provides such information to the Depositor.

5.9           The fact that a Material Document Defect or Material Breach is not discovered until after completion of foreclosure (but in all instances prior to the sale of the related REO Property) shall not prejudice any claim against Seller for repurchase of the REO Property (or the Trust’s interest therein).  If the Master Servicer shall notify Seller of the discovery of the Material Document Defect or Material Breach then Seller shall have 90 days to correct or cure such Material Document Defect or Material Breach or purchase the REO Property (or the Trust’s interest therein) at the Purchase Price.  After a final liquidation of the Mortgage Loan or REO Property, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that Seller is or was obligated to repurchase the related Mortgage Loan or REO Property (or the Trust’s interest therein) (a “Final Judicial Determination”) or Seller otherwise accepts liability, then, but in no event later than the termination of the Trust pursuant to Section 11.1 of the Pooling and Servicing Agreement, Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation in accordance with the Pooling and Servicing Agreement (including those arising from any sale to Seller) and the Purchase Price.

5.10           [Reserved].

5.11           The obligations of Seller set forth in this Section 5 to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit Purchaser’s rights or remedies upon breach of any other representation or

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warranty or covenant by Seller set forth in this Agreement (other than those set forth in Exhibit 2).

5.12           Notwithstanding the foregoing, if there is a breach of the representations and warranties set forth in paragraph 37 or 39 in Exhibit 2 hereto, and as a result the payments, by a Mortgagor, of reasonable costs and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due-on-sale” or “due-on-encumbrance” clause or the defeasance of a Mortgage Loan are insufficient such that the Trust incurs an Additional Trust Expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, Seller hereby covenants and agrees to reimburse the Trust within 90 days of the receipt of notice of such breach in an amount sufficient to avoid such Additional Trust Expense.  The parties hereto acknowledge that such reimbursement shall be the only obligation of the Seller with respect to the breach discussed in the previous sentence.

5.13           Notwithstanding the foregoing, Purchaser and Seller hereby acknowledge and agree that Seller shall have the right to designate and establish the successor borrower and to purchase or cause the purchase on behalf of the related borrower of the related defeasance collateral (“Seller Defeasance Rights and Obligations”).  Purchaser shall cause the Pooling and Servicing Agreement to provide that:  (i) if the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan subject to defeasance, then the Master Servicer shall provide upon receipt of such notice, written notice of such defeasance request to Seller or its assignee; and (ii) until such time as Seller provides written notice to the contrary, notice of a defeasance of a Mortgage Loan with Seller Defeasance Rights and Obligations shall be delivered to Seller pursuant to the notice provisions of the Pooling and Servicing Agreement.

5.14           The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice promptly (but in any event within three Business Days) to Seller of its determination that any Material Document Defect or Material Breach exists (which determination shall, absent evidence to the contrary, be presumed to be no earlier than three Business Days prior to delivery of the notice) and prompt written notice to Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

5.15           If Seller repurchases any Mortgage Loan pursuant to this Section 5, Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to Seller in the same manner such that Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

6.             CLOSING.

6.1           The closing of the sale of the Mortgage Loans shall be held at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019 at 9:00 a.m., New York time, on the Closing Date.  The closing shall be subject to each of the following conditions:

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6.1.1           All of the representations and warranties of Seller and Purchaser specified in Section 4 hereof (including, without limitation, the representations and warranties set forth on Exhibit 2 hereto) shall be true and correct as of the Closing Date (to the extent of the standard, if any, set forth in each representation and warranty).

6.1.2           All Closing Documents specified in Section 7 hereof, in such forms as are agreed upon and reasonably acceptable to Seller or Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

6.1.3           Seller shall have delivered and released to Purchaser or its designee all documents required to be delivered to Purchaser as of the Closing Date pursuant to Section 2 hereof.

6.1.4           The result of the examination and audit performed by Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of Seller’s Information to be disclosed in the Free Writing Prospectus, the Preliminary Memorandum, the Final Memorandum and the Prospectus Supplement.

6.1.5           All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and Seller and Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

6.1.6           Seller shall have paid all fees and expenses payable by it to Purchaser pursuant to Section 8 hereof.

6.1.7           The Private Certificates shall have received the ratings indicated in the Final Memorandum and the Public Certificates shall have received the ratings indicated in the Free Writing Prospectus.

6.1.8           No Underwriter shall have terminated the Underwriting Agreement and none of the Initial Purchasers shall have terminated the Certificate Purchase Agreement or suspended, delayed or otherwise cancelled the Closing Date.

6.1.9           Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

6.2           Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable Purchaser to purchase the Mortgage Loans on the Closing Date.

7.             CLOSING DOCUMENTS.  The Closing Documents shall consist of the following:

7.1           This Agreement duly executed by Purchaser and Seller.

7.2           A certificate of Seller, executed by a duly authorized officer of Seller and dated the Closing Date, and upon which the Purchaser, its successors and assigns, and the Underwriters

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and the Initial Purchasers may rely, to the effect that:  (i) the representations and warranties of Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

7.3           True, complete and correct copies of Seller’s articles of organization and by-laws.

7.4           A certificate of existence for Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

7.5           A certificate of the Secretary or Assistant Secretary of Seller, dated the Closing Date, and upon which Purchaser, its successors and assigns, the Underwriters and the Initial Purchasers may rely, to the effect that each individual who, as an officer or representative of Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

7.6           An opinion of counsel (which, other than as to the opinion described in paragraph 7.6.4(C) (but only insofar as it relates to any law, rule or regulation of a federal or state governmental authority) and paragraph 7.6.6 below, may be in-house counsel) to Seller, dated the Closing Date, and addressed to Purchaser, the Underwriters and the Initial Purchasers, substantially to the effect of the following (with such changes and modifications as Purchaser may approve and subject to such counsel’s reasonable qualifications):

7.6.1           Seller is validly existing under the laws of the State of New York and has full corporate or organizational power and authority to enter into and perform its obligations under this Agreement.

7.6.2           This Agreement has been duly authorized, executed and delivered by Seller.

7.6.3           No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

7.6.4           Neither the execution, delivery or performance of this Agreement by Seller, nor the consummation by Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule,

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regulation, order, judgment, writ, injunction or decree of any federal or State of New York court or governmental authority having jurisdiction over Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of Seller, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted.

7.6.5           To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which Seller is a party, or threatened against Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement.

7.6.6           This Agreement is a valid, legal and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

7.7           Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by Seller to Purchaser or Seller’s execution and delivery of, or performance under, this Agreement, in each case also addressed to the Purchaser, the Underwriters and the Initial Purchasers.

7.8           A negative assurance letter, dated the Closing Date and addressed to the Purchaser, the Underwriters, and the Initial Purchasers, in form reasonably acceptable to Purchaser, the Underwriters, and the Initial Purchasers, as to the disclosure provided by Seller to Purchaser with respect to itself and the Mortgage Loans for inclusion in the Free Writing Prospectus, the Preliminary Memorandum, the Final Memorandum and the Prospectus Supplement.

7.9           An opinion of counsel, dated the Closing Date and addressed to Purchaser and the Underwriters, in form reasonably acceptable to Purchaser and the Underwriters, that such

23

disclosure complies as to form with the applicable requirements of Regulation AB with respect to Seller’s role as Sponsor and as an “Originator” (each as defined in Regulation AB) in connection with the Certificates.

7.10           A letter from Deloitte & Touche, certified public accountants, dated the date hereof, addressed to Purchaser, the Underwriters and the Initial Purchasers, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Free Writing Prospectus, the Preliminary Memorandum, the Final Memorandum, and the Prospectus Supplement agrees with the records of Seller.

7.11           Such further certificates, opinions and documents as Purchaser may reasonably request.

7.12           An officer’s certificate of Purchaser, dated the Closing Date, with the resolutions of Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of Purchaser dated not earlier than 30 days prior to the Closing Date.

7.13           Such other certificates of Purchaser’s officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

7.14           An executed Bill of Sale.

8.             COSTS.  Seller shall pay Purchaser the costs and expenses as agreed upon by Seller and Purchaser in a separate Memorandum of Understanding dated June 1, 2011 and entered into between Seller and Bank of America, National Association in connection with this Agreement and the issuance of the Certificates (the “MOU”).

9.             NOTICES.  All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention:  Stephen Holmes (or such other address as may hereafter be furnished in writing by Purchaser), or if (ii) to Seller, addressed to Morgan Stanley Mortgage Capital Holdings LLC, 1585 Broadway, New York, New York 10036, Attention:  Steven Holmes (with a copy to Morgan Stanley Mortgage Capital Holdings LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention:  James Y. Lee, Esq.) (or to such other address as may hereafter be furnished in writing by Seller).

10.           SEVERABILITY OF PROVISIONS.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this

24

Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

11.           FURTHER ASSURANCES.  Seller and Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

12.           SURVIVAL.  Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

13.           GOVERNING LAW; WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH PARTY HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, ANY ASSIGNMENT OR ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY ASSIGNMENT.

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TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING INVOLVING SUCH CLAIMS IN ANY SUCH COURT; AND (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

14.           BENEFITS OF MORTGAGE LOAN PURCHASE AGREEMENT.  This Agreement shall inure to the benefit of and shall be binding upon Seller, Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of Purchaser pursuant to Sections 2, 4.1 (other than clause 4.1.7), 5, 9, 10, 11, 12, 13, 15 and 16 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of Purchaser.  No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

15.           MISCELLANEOUS.  This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.  The rights and obligations of Seller under this Agreement shall not be assigned by Seller without the prior written consent of Purchaser, except that any person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller is a party, or any person succeeding to the entire business of Seller shall be the successor to Seller hereunder.

16.           ENTIRE AGREEMENT.  This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the MOU (solely with respect to those portions of this Agreement that are not assigned to the Trustee), Bill of Sale, the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings,

26

inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

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IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:	/s/ James Chung
	Name:	James Chung
	Title:	Vice President

MORGAN STANLEY CAPITAL I INC.

By:	/s/ James Chung
	Name:	James Chung
	Title:	Vice President

MSC 2011-C3 – Mortgage Loan Purchase Agreement (MSMCH)

EXHIBIT 1
MORTGAGE LOAN SCHEDULE

•	Mortgage Loan Seller

•	Loan Number

•	Property Name

•	Street Address

•	City

•	State

•	Date of Maturity

•	Cut-off Date Balance

•	Note Date

•	Original Term to Maturity or ARD

•	Remaining Term to Maturity or ARD

•	Original Amortization

•	Note Rate

•	ARD Loan (Yes/No)

•	Master Servicing Fee Rate

[See attached]

1-1

2011-C3 Mortgage Loan Schedule
MSMCH

Mortgage Loan Seller	Loan ID	Property Name	Address		City	State	Cut-off Date Balance	Mortgage Rate	Master Servicing Fee Rate	ARD (Yes/No)	Original Term to Maturity or ARD (mos.)	Remaining Term to Maturity or ARD (mos.)	Original Amortization Term (mos.)	Note Date	Maturity Date or ARD
MSMCH	1	Park City Center	142 Park City Center		Lancaster	PA	$154,342,228	4.619%	0.08000%	No	96	92	360	6/1/2011	6/6/2019
MSMCH	3	Oxmoor Center	7900 Shelbyville Road		Louisville	KY	$94,599,410	5.370%	0.08000%	No	120	116	360	6/1/2011	6/6/2021
MSMCH	6	Showcase Mall III	3771 Las Vegas Boulevard		Las Vegas	NV	$68,000,000	5.500%	0.08000%	No	60	58	360	8/8/2011	8/10/2016
MSMCH	8	6300 Wilshire Boulevard	6300 Wilshire Boulevard		Los Angeles	CA	$53,000,000	5.382%	0.08000%	No	60	58	IO	7/29/2011	8/10/2016
MSMCH	10	Courtyard by Marriott Waikiki	400 Royal Hawaiian Avenue		Honolulu	HI	$47,357,917	5.500%	0.08000%	No	60	57	360	6/29/2011	7/10/2016
MSMCH	12	Granada Hills Town Center	18000-18070 Chatsworth Street		Granada Hills	CA	$40,000,000	6.180%	0.08000%	No	120	119	360	8/17/2011	9/10/2021
MSMCH	14	105 East 17th Street	105 East 17th Street		New York	NY	$39,901,882	4.620%	0.08000%	No	120	118	360	7/29/2011	8/1/2021
MSMCH	15	Sheraton Sand Key Resort	1160 Gulf Boulevard		Clearwater Beach	FL	$31,937,474	5.700%	0.08000%	Yes	60	58	360	7/11/2011	8/10/2016
MSMCH	17	Logistics Pointe	2401 Nevada Boulevard and 11906 & 11912 & 11922	& 12520 General Drive	Charlotte	NC	$24,994,834	5.400%	0.08000%	No	60	56	360	6/9/2011	6/10/2016
MSMCH	18	Briargate Office Park	1755 Telstar Drive & 2025 & 2075 Research Parkway		Colorado Springs	CO	$24,845,830	5.200%	0.08000%	No	120	118	360	7/26/2011	8/10/2021
MSMCH	19	Butler Crossing	500-770ButlerCrossing		Butler	PA	$24,473,882	5.640%	0.08000%	No	120	119	360	8/17/2011	9/10/2021
MSMCH	20	Broadway-WebsterMedicalPlaza	3300 Webster Street		Oakland	CA	$22,300,000	4.500%	0.08000%	No	60	56	360	6/3/2011	6/10/2016
MSMCH	21	Storage Etc - Los Feliz	2870 Los Feliz Place		Los Angeles	CA	$20,687,511	5.470%	0.08000%	No	120	117	360	7/6/2011	7/10/2021
MSMCH	22	Bethel Shopping Center	81-83 Stony Hill Road		Bethel	CT	$20,000,000	4.820%	0.08000%	No	60	57	360	6/29/2011	7/9/2016
MSMCH	23	Lakeshore Plaza	4103-4191 Mountain Road		Pasadena	MD	$18,915,194	5.100%	0.08000%	No	120	116	360	6/9/2011	6/10/2021
MSMCH	24	Vernon Circle Shopping Center	295 Hartford Turnpike		Vernon	CT	$18,750,000	4.830%	0.08000%	No	60	58	360	8/1/2011	8/9/2016
MSMCH	28	Texas Hospitality Portfolio	Various				$14,453,606	5.050%	0.08000%	No	60	58	300	7/21/2011	8/10/2016
MSMCH	28.1	Texas Hospitality Portfolio - Holiday Inn	300 E Central Texas Expressway		Killeen	TX	$7,874,723
MSMCH	28.2	Texas Hospitality Portfolio - Candlewood Suites	2300 Florence Road		Killeen	TX	$6,578,883
MSMCH	31	Marriott Courtyard - Baldwin Park	14635 Baldwin Park Towne Center		Baldwin Park	CA	$12,481,258	5.750%	0.08000%	No	60	59	300	8/15/2011	9/10/2016
MSMCH	32	Walnut Creek Medical Office	2405 Shadelands Drive		Walnut Creek	CA	$11,974,169	5.250%	0.08000%	No	120	118	360	7/28/2011	8/10/2021
MSMCH	33	420 East 72 Street Coop	420 East 72 Street		New York	NY	$11,000,000	4.410%	0.08000%	No	120	118	IO	7/22/2011	8/10/2021
MSMCH	34	Energy Plaza I & II	8610 & 8620 North New Braunfels Avenue		San Antonio	TX	$10,853,350	5.300%	0.08000%	No	120	116	360	5/20/2011	6/10/2021
MSMCH	35	1776 Yorktown	1776 Yorktown Street		Houston	TX	$10,752,295	5.150%	0.08000%	No	120	116	360	6/1/2011	6/10/2021
MSMCH	36	Belvedere at Quail Run Apartments	260 Quail Forest Boulevard		Naples	FL	$9,200,000	4.900%	0.08000%	Yes	60	57	360	6/15/2011	7/10/2016
MSMCH	37	1426 Fillmore Street	1426 Fillmore Street		San Francisco	CA	$8,700,000	4.950%	0.08000%	No	120	117	360	6/30/2011	7/10/2021
MSMCH	38	1717 St James	1717 St. James Place		Houston	TX	$8,333,798	5.250%	0.08000%	No	120	116	360	5/19/2011	6/10/2021
MSMCH	39	Heathrow Market Center	120 International Parkway		Heathrow	FL	$8,317,559	5.750%	0.08000%	No	120	116	360	5/31/2011	6/10/2021
MSMCH	40	One Park Ten	6800 Park Ten Boulevard		San Antonio	TX	$8,065,699	5.350%	0.08000%	No	120	116	360	5/20/2011	6/10/2021
MSMCH	41	Crossing at Lisbon	151, 153, 155 & 193 River Road		Lisbon	CT	$8,010,029	5.910%	0.08000%	No	60	58	360	8/9/2011	8/10/2016
MSMCH	44	Arroyo Ridge Shoppes	6925-6985S.RainbowBoulevard		Las Vegas	NV	$7,792,085	5.900%	0.08000%	No	120	119	360	8/23/2011	9/10/2021
MSMCH	45	El Dorado Shopping Center	520 El Dorado Boulevard		Webster	TX	$7,783,945	5.460%	0.08000%	No	120	118	360	7/12/2011	8/10/2021

1-2

2011-C3 Mortgage Loan Schedule
MSMCH

Mortgage Loan Seller	Loan ID	Property Name	Address	City	State	Cut-off Date Balance	Mortgage Rate	Master Servicing Fee Rate	ARD (Yes/No)	Original Term to Maturity or ARD (mos.)	Remaining Term to Maturity or ARD (mos.)	Original Amortization Term (mos.)	Note Date	Maturity Date or ARD
MSMCH	46	San Angelo Marketplace - Phase II	4397 and 4415 Sunset Drive	San Angelo	TX	$7,584,357	5.460%	0.08000%	No	120	118	360	7/12/2011	8/10/2021
MSMCH	47	Sun Prairie Apartments IV & VI	1173/1193/1233/1253 Prairie View Drive	West Des Moines	IA	$7,483,958	5.280%	0.08000%	No	120	118	360	8/2/2011	8/10/2021
MSMCH	49	LaGrange Plaza	138 Commerce Ave	LaGrange	GA	$6,217,860	5.250%	0.08000%	No	60	59	360	8/12/2011	9/10/2016
MSMCH	50	1716 4th Street	1700, 1710, 1716, 1730 4th Street	Berkeley	CA	$5,987,356	5.350%	0.08000%	Yes	120	118	360	8/4/2011	8/10/2021
MSMCH	51	Forum at Central	2201 N. Central Expressway	Richardson	TX	$5,974,861	5.400%	0.08000%	No	120	116	360	5/19/2011	6/10/2021
MSMCH	52	Macadam Village	7107-7223 SW Macadam Avenue	Portland	OR	$5,289,185	5.500%	0.08000%	No	120	118	360	8/1/2011	8/10/2021
MSMCH	54	Ultimate Self Storage	320 North Reilly Road	Fayetteville	NC	$4,480,670	5.620%	0.08000%	No	120	117	300	7/1/2011	7/10/2021
MSMCH	58	Midland Marketplace	SEC Loop 250 and Wadley Avenue	Midland	TX	$3,921,736	5.360%	0.08000%	No	120	118	360	8/3/2011	8/10/2021
MSMCH	59	Walgreens - Germantown	7790 Wolf River Boulevard	Germantown	TN	$3,618,634	5.350%	0.08000%	No	96	93	300	7/1/2011	7/10/2019
MSMCH	60	Walgreens - Porterville	416 West Olive Street	Porterville	CA	$3,370,000	5.650%	0.08000%	No	180	178	360	7/26/2011	8/10/2026
MSMCH	61	Ashley Plaza Center	5150 East Main Street	Farmington	NM	$2,865,762	5.850%	0.08000%	Yes	120	119	300	8/18/2011	9/10/2021
MSMCH	62	South Park Apartments	1501 Old Main Street	Newton	KS	$2,629,576	5.460%	0.08000%	No	120	118	360	7/29/2011	8/10/2021
MSMCH	63	1001 Gayley Ave	1001 Gayley Avenue	Los Angeles	CA	$2,594,975	5.750%	0.08000%	No	120	118	360	8/4/2011	8/10/2021

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EXHIBIT 2

REPRESENTATIONS AND WARRANTIES REGARDING

INDIVIDUAL MORTGAGE LOANS

1.           Payment Record.  No Mortgage Loan is 30 days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period in the related Mortgage Note) and no Mortgage Loan has been 30 days or more (without giving effect to any applicable grace period in the related Mortgage Note) past due in the twelve-month period immediately preceding the Cut-off Date.

2.           Fixed Rate Loan.  Except with respect to the ARD Loans (as identified on the Mortgage Loan Schedule), which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Loans (exclusive of any default interest, late charges or prepayment premiums) are fixed rate mortgage loans with terms to maturity, at origination or as of the most recent modification, as set forth on the Mortgage Loan Schedule.

3.           Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan set forth on Exhibit 1 to the Mortgage Loan Purchase Agreement (the “Mortgage Loan Schedule”) is true and correct in all material respects as of the Cut-off Date.

4.           Ownership of Mortgage Loan.  At the time of the assignment of the Mortgage Loans to the Purchaser, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Purchaser free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

5.           Borrower; Bankruptcy.  In respect of each Mortgage Loan, in reliance on public documents or certified copies of the corporation or partnership or other entity documents, as applicable, delivered in connection with the origination of such Mortgage Loan, the related Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico.  The related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

6.           Mortgage Lien; Assignment of Leases.  Each Mortgage Loan is secured by the related Mortgage which establishes and creates a valid, subsisting and enforceable first priority lien on the related Mortgaged Property, free and clear of any liens, claims, encumbrances, participation interests, pledges, charges or security interests subject only to Permitted Encumbrances (as defined below).  Such Mortgage, together with any separate

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security agreement, UCC Financing Statement or similar agreement, if any, establishes and creates a first priority security interest in favor of the Seller in all personal property owned by the related Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property and, to the extent a security interest may be created therein and perfected by the filing of a UCC Financing Statement under the Uniform Commercial Code as in effect in the relevant jurisdiction, the proceeds arising from the Mortgaged Property and other collateral securing such Mortgage Loan, subject only to Permitted Encumbrances.  There exists with respect to such Mortgaged Property an assignment of leases and rents provision, either as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.  The related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver for rents or contains provisions under which the Mortgagee has the right to enter into possession of the related Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Mortgage Loan documents.  As of the origination date there were, and to the Seller’s knowledge as of the Closing Date, there are no mechanics’ or other similar liens or claims which have been filed for work, labor or materials affecting the related Mortgaged Property, or any other liens which are or may be prior or equal to the lien of the Mortgage, except those that are bonded or escrowed for or which are insured against pursuant to the applicable Title Insurance Policy (as defined below) and except for Permitted Encumbrances.  No (a) Mortgaged Property secures any mortgage loan not represented on the Mortgage Loan Schedule other than a B Note or Serviced Companion Loan, (b) Mortgage Loan has been cross-collateralized or cross-defaulted by Seller with any other mortgage loan, other than a Mortgage Loan listed on the Mortgage Loan Schedule or a B Note or Serviced Companion Loan, or (c) Mortgage Loan is secured by real property that is not a Mortgaged Property.  Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the recordation of the Mortgage or the assignment of leases and rents or the filing of UCC Financing Statements are required in order to effect such perfection.

7.           Title.  The related Mortgagor under each Mortgage Loan has indefeasible fee simple or, with respect to those Mortgage Loans described in clause (26) hereof, leasehold title to the related Mortgaged Property comprising real estate subject only to Permitted Encumbrances.

8.           Title Insurance.  Seller has received an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Insurer (as defined below) and irrevocably obligating the Title Insurer to issue such title insurance policy or a title policy commitment or pro-forma “marked up” at the closing of the related Mortgage Loan and countersigned or otherwise approved by the Title Insurer or its authorized agent) as adopted in the applicable jurisdiction (the “Title Insurance Policy”), which was issued by a title insurance company (the “Title Insurer”), which was at the time of such origination, to the Seller’s knowledge, qualified to do business in the jurisdiction where the applicable Mortgaged Property is located, covering the portion of each Mortgaged Property comprised of real estate and insuring that the related

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Mortgage is a valid first priority lien in the original principal amount of the related Mortgage Loan on the related Mortgagor’s fee simple interest (or, if applicable, leasehold interest) in such Mortgaged Property comprised of real estate, subject only to Permitted Encumbrances.  No material claims have been made under such Title Insurance Policy.  Such Title Insurance Policy is in full force and effect and all premiums thereon have been paid, and is assignable to (and will inure to the benefit of) the Trustee on behalf of the Certificateholders.  No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Insurance Policy.  Such Title Insurance Policy either (i) contains no exception regarding the encroachment upon any material easements of any material permanent improvements located at the Mortgaged Property for which the grantee of such easement has the ability to force removal of such improvement, or (ii) affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available) against impairment of value caused by forced removal of any material permanent improvements on the related Mortgaged Property that encroach upon any material easements.

9.           Valid Assignment.  The related assignment of mortgage and the related assignment of the assignment of leases and rents executed in connection with each Mortgage, if any, have been recorded in the applicable jurisdiction (or, if not recorded, have been submitted for recording or are in recordable form (but for the insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller)) and constitute the legal, valid and binding assignment of such Mortgage and the related assignment of leases and rents from the Seller to the depositor.  The endorsement of the related Mortgage Note by the Seller constitutes the legal, valid, binding and enforceable (except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) assignment of such Mortgage Note, and together with such assignment of mortgage and the related assignment of assignment of leases and rents, legally and validly conveys all right, title and interest in such Mortgage Loan and Mortgage Loan documents to the Purchaser.  Each Mortgage and each related assignment of leases and rents is freely assignable without the consent of the related Mortgagor or any other obligor under the related Mortgage Loan, or any required consent has been obtained.

10.           Nonrecourse.  The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that the related Mortgagor (if not a natural person) and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following:  (i) fraud or intentional material misrepresentation, (ii) misappropriation of rents, insurance proceeds or condemnation awards following an event of default under the Mortgage Loan, (iii) material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents.

11.           Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan contain enforceable provisions such as to render the rights and remedies of the holder

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thereof adequate under applicable state law for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby (in each case, subject to the exceptions described below in this clause (11)), including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the related Mortgagor which would interfere with such right of foreclosure except any statutory right of redemption or as may be limited by anti-deficiency or one form of action laws or by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

12.           Enforceability.  Each of the related Mortgage Notes, Mortgages and assignment of leases and rents (if contained in a document separate from the related Mortgage) are the legal, valid and binding obligations of the related Mortgagor named on the Mortgage Loan Schedule and each of the other related Mortgage Loan documents is the legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by anti-deficiency or one form of action laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but the inclusion of such provisions does not render any of the Mortgage Loan documents invalid as a whole, and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby.

13.           Modifications.  The terms of the Mortgage Loans or the related Mortgage Loan documents, have not been altered, impaired, modified or waived in any material respect, except prior to the Cut-off Date by written instrument duly submitted for recordation, to the extent required, and as specifically set forth in the related Mortgage File, and no such alterations, impairments, modifications, or waivers have been completed or consented to after August 26, 2011.

14.           Deed of Trust.  With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or may be substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor and fees paid in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan following payment of such Mortgage Loan in full.

15.           Releases.  Except by a written instrument that has been delivered to the Purchaser as a part of the related Mortgage File with respect to any immaterial releases of the Mortgaged Property, no Mortgage Loan has been satisfied, canceled, subordinated, released or rescinded, in whole or in part, and the related Mortgagor has not been released, in whole or in part, from its obligations under any related Mortgage Loan document.

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16.           No Offset; Partial Release.  Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Mortgage Loan nor any of the related Mortgage Loan documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defense, including the defense of usury (subject in all instances to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defense has been asserted in writing with respect thereto.  None of the Mortgage Loan documents provides for a release of a portion of the Mortgaged Property that was included in the appraisal for such Mortgaged Property from the lien of the Mortgage except upon payment or defeasance in full of all obligations under the Mortgage, provided that, certain of the Mortgage Loans may allow partial or complete release (a) upon payment or defeasance of an Allocated Loan Amount which may be formula based, but in no event less than 125% of the Allocated Loan Amount, or (b) in the event the portion of the Mortgaged Property being released was not given any material value in connection with the underwriting or appraisal of the related Mortgaged Property.

17.           No Material Default.  As of the Closing Date, under each Mortgage Loan, (a) there is no default with respect to debt service payments due under such Mortgage Loan, after giving effect to any applicable notice or grace period, or both, and (b) to the Seller’s knowledge, (i) there is no other material default under any of the related Mortgage Loan documents, and (ii) no event has occurred which, with the passing of time or giving of notice would constitute a material default or breach, in each case as to all matters under this clause (b), (y) after giving effect to any applicable notice and/or grace period, and (z) to the extent same would materially and adversely affect either (1) the value of the related Mortgage Loan or (2) the value, use or operation of the related Mortgaged Property; provided, however, that the representations and warranties set forth in this sentence do not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of any subject matter otherwise covered by any other representation or warranty made hereunder by the Seller.  No Mortgage Loan has been accelerated and no foreclosure proceeding or power of sale proceeding has been initiated under the terms of the related Mortgage Loan documents.  No person other than the holder of such Mortgage Loan may declare any event of default or accelerate any indebtedness under the Mortgage Loan documents.

18.           No Future Advances.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date (except for certain amounts that were fully disbursed by the mortgagee, but were escrowed or held in reserve pursuant to the terms of the related Mortgage Loan documents) and there are no future advances required to be made by the mortgagee under any of the related Mortgage Loan documents.  Any requirements under the related Mortgage Loan documents regarding the completion of any on-site or off-site improvements and to disbursements of any escrow funds therefor have been or are being complied with or such escrow funds are still being held.  The Seller has not, nor, to the Seller’s knowledge, have any of its agents or predecessors in interest with respect to the Mortgage Loan, in respect of payments due on the related Mortgage Note or Mortgage, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds

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by a party other than the related Mortgagor other than (a) interest accruing on such Mortgage Loan from the date of such disbursement of such Mortgage Loan to the date which preceded by thirty (30) days the first payment date under the related Mortgage Note and (b) application and commitment fees, escrow funds, points, reimbursements for fees and expenses, and other amounts incurred in connection with the origination and funding of the Mortgage Loan and providing a “locked” rate of interest for the Mortgage Loan.

19.           No Equity Interest.  No Mortgage Loan has capitalized interest included in its principal balance, or provides for any shared appreciation rights or other equity participation therein and no contingent or additional interest contingent on cash flow or negative amortization (other than with respect to the deferment of payment with respect to ARD Loans pursuant to the terms of the Mortgage Loan documents for such ARD Loans) is due thereon.

20.           ARD Loans.  (a)  Each Mortgage Loan identified on the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date.  Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan.  If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow (as defined below) (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date.  No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(b)           Each Mortgage Loan identified on the Mortgage Loan Schedule as an ARD Loan with a hard lockbox requires that tenants at the related Mortgaged Property shall (and each Mortgage Loan identified on the Mortgage Loan Schedule as an ARD Loan with a springing lockbox requires that tenants at the related Mortgaged Property shall, upon the occurrence of a specified trigger event, including, but not limited to, the occurrence of the related Anticipated Repayment Date) make rent payments into a lockbox controlled by the holder of the Mortgage Loan and as to which the holder of the Mortgage Loan has a first priority perfected security interest; provided, however, with respect to each ARD Loan which is secured by a multi-family property with a hard lockbox (or with respect to each ARD Loan which is secured by a multifamily property with a springing lockbox, upon the occurrence of a specified trigger

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event, including, but not limited to, the occurrence of the related Anticipated Repayment Date), tenants either pay rents to a lockbox controlled by the holder of the Mortgage Loan or deposit rents with the property manager who will then deposit the rents into a lockbox controlled by the holder of the Mortgage Loan.

21.           Compliance with Certain Laws.  The terms of the Mortgage Loan documents evidencing each Mortgage Loan (a) complied in all material respects with all applicable usury laws, and (b) did not violate any other applicable local, state or federal law or regulation in any way that invalidated the lien of, or rendered unenforceable the indebtedness evidenced by, the related Mortgage Loan documents, in each case as of the origination of such Mortgage Loan.

22.           Licenses, Permits, Etc.  Except for any legal nonconformity contemplated by clause (41) hereof, (a) to the Seller’s knowledge, as of the date of origination of each Mortgage Loan, the related Mortgaged Property was in compliance in all material respects with all applicable (i) restrictive covenants of record, (ii) zoning laws, and (iii) material licensing, permitting and franchising requirements under applicable law (the items described under the immediately preceding sub-clauses (i), (ii) and (iii), collectively, the “Clause (22) Compliance Requirements”), and (b) to the Seller’s actual knowledge, as of the Closing Date, each Mortgaged Property is in compliance in all material respects with, and in all material respects is used and occupied in accordance with, all applicable Clause (22) Compliance Requirements, except (in the case of each of sub-clauses (a) and (b) of this clause (22)) to the extent (y) any material non-compliance with applicable restrictive covenants of record, or with applicable zoning laws, is insured by the applicable Title Insurance Policy, or (z) the failure to comply with the Clause (22) Compliance Requirements does not materially impair or materially and adversely affect (1) the use or operation of the Mortgaged Property as it was used or operated (as applicable) as of the date of origination of the related Mortgage Loan, or (2) the rights of a holder of the related Mortgage Loan.

23.           Taxes and Assessments; Separate Parcels.  All (a) taxes, water charges, sewer rents, assessments or other similar outstanding governmental charges and governmental assessments which became due and owing and are delinquent prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), and if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage and (b) insurance premiums or ground rents which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property), have been paid, or if disputed or under appeal, an escrow of funds in an amount sufficient (together with escrow payments required to be made prior to delinquency) to cover such taxes and assessments and any late charges due in connection therewith has been established.  For purposes of this representation and warranty, the items identified herein shall not be considered due and owing and delinquent until the date on which interest or penalties would first be payable thereon.  As of the date of origination, the related Mortgaged Property consisted of one or more separate and complete tax parcels.

24.           Encroachments.  To the Seller’s knowledge based on surveys or the Title Insurance Policy, as of the origination of each Mortgage Loan, (a) none of the material improvements that were included for the purpose of determining the appraised value of the

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related Mortgaged Property at the time of the origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such Mortgaged Property, except to the extent they were legally nonconforming as contemplated by other provisions hereof, or if any such improvement does not so comply, such non-compliance does not materially and adversely affect the use, operation, or value (as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder) of the related Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property, except in the case of either clause (a) or clause (b), for (y) immaterial encroachments which did not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property, or (z) encroachments covered by the related Title Insurance Policy.  With respect to each Mortgage Loan, the property legally described in the survey, if any, obtained for the related Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage, or “same as survey” lender’s title insurance policy coverage has been obtained.

25.           Property Condition; Condemnation.  (b)  Except with respect to (y) repairs estimated to cost less than $10,000 in the aggregate and/or (z) Mortgage Loans secured primarily by unimproved land, as of the date of the applicable engineering report (which was performed within 12 months prior to the origination of the related Mortgage Loan) related to the Mortgaged Property and, to the Seller’s knowledge as of the Closing Date, the related Mortgaged Property is either (i) in good repair, free and clear of any damage that would materially adversely affect (A) the value of such Mortgaged Property as security for such Mortgage Loan or (B) the functioning of the equipment and improvements at the Mortgaged Property as such were being used or operated as of the origination date of such Mortgage Loan, or  (ii) escrows or reserves in an amount consistent with the standard utilized by the Seller with respect to similar loans it holds for its own account have been established, which escrows or reserves will in all events be not less than 100% of the estimated cost of the required repairs.

(b)           As of the origination date of such Mortgage Loan and, to the Seller’s actual knowledge, as of the Closing Date, there are no proceedings pending (or, to the Seller’s actual knowledge, threatened in writing) for the partial or total condemnation of the relevant Mortgaged Property.

26.           Ground Leases.  The Mortgage Loans that are identified on the Mortgage Loan Schedule as being secured in whole or in part by a leasehold estate (a “Ground Lease”) (except with respect to any Mortgage Loan also secured by the related fee interest in the Mortgaged Property) satisfy the following conditions:

(a)           such Ground Lease or a memorandum thereof has been or will be duly recorded, or “gap” title insurance coverage insuring the recordation of same has been obtained; such Ground Lease or other agreement received by the originator of the Mortgage Loan from the ground lessor, provides that the interest of the lessee thereunder may be encumbered by the related Mortgage and does not restrict the current use of the related Mortgaged Property by such lessee; as of the date of origination of the Mortgage Loan, there was no material change of record in the terms of such Ground Lease with the exception of written instruments which are part of the related Mortgage File and the Seller has no knowledge of any material change in the terms of

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such Ground Lease since the recordation of the related Mortgage, with the exception of written instruments which are part of the related Mortgage File;

(b)           such Ground Lease and such other agreement received by the originator of the Mortgage Loan from the ground lessor are not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such Ground Lease and such other agreement received by the originator of the Mortgage Loan from the ground lessor are, and shall remain, prior to any mortgage or other lien upon the related fee interest (other than the Permitted Encumbrances) unless a nondisturbance agreement is obtained from the holder of any mortgage on the fee interest which is assignable to or for the benefit of the related lessee and the mortgagee under the Mortgage Loan;

(c)           such Ground Lease or other agreement provides that upon foreclosure of the related Mortgage or assignment of the related Mortgagor’s interest in such Ground Lease in lieu thereof, the mortgagee under such Mortgage is entitled to become the owner of such interest upon notice to, but without the consent of, the lessor thereunder and, if such mortgagee (or any of its successors and assigns under the Mortgage) becomes the owner of such interest, such interest is further assignable by such mortgagee (or any of its successors and assigns under the Mortgage) upon notice to, but without the consent of, the lessor thereunder;

(d)           (i) such Ground Lease is in full force and effect and no material default by lessee or lessor was in existence at origination or, to the Seller’s knowledge, is in existence as of the Closing Date under such Ground Lease (it being understood that any default that would reasonably be expected to result in the lessor having the right to terminate the Ground Lease shall be deemed to be material); (ii) to the Seller’s knowledge, as of the Closing Date there is no condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease; and (iii) either such Ground Lease or a separate agreement contains the lessor’s covenant that it shall not materially amend, modify, cancel or terminate such Ground Lease without the prior written consent of the mortgagee under such Mortgage and any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related mortgagee, or its successors or assigns is not binding on such mortgagee, or its successors or assigns;

(e)           such Ground Lease or other agreement (i) requires the lessor thereunder to give written notice of any material default by the lessee to the mortgagee under the related Mortgage, provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease and (ii) provides that no such notice of the lessee’s default under the Ground Lease shall be effective against such mortgagee unless such notice of default has been given to such mortgagee;

(f)           either (i) the related lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (ii) such Ground Lease or other agreement provides that (A) the mortgagee under the related Mortgage is permitted a reasonable opportunity to cure any default under such Ground Lease which is curable, including reasonable time to gain possession of the interest of the lessee under the Ground Lease, after the receipt of notice of any such default before the lessor thereunder may terminate or cancel such

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Ground Lease; (B) in the case of any such default which is not curable by such mortgagee, such mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a bankruptcy trustee in a bankruptcy proceeding, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the related Mortgagor under such Ground Lease (insofar as it relates to the Ground Lease) may be exercised by or on behalf of such mortgagee under the related Mortgage upon foreclosure or assignment in lieu of foreclosure;

(g)           such Ground Lease has an original term (or an original term plus one or more optional renewal terms that under all circumstances may be exercised, and will be enforceable, by the mortgagee or its assignee) which extends not less than 20 years beyond the stated maturity date of the related Mortgage Loan;

(h)           under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee under such Mortgage or trustee appointed (or consented to) by it or by the lessor having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment in whole or in part of the outstanding principal balance of such Mortgage Loan together with any accrued and unpaid interest thereon; and

(i)           such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

27.           Environmental Matters.

(a)           Except as set forth on Schedule 2-A to this Exhibit, the Mortgaged Properties securing the Mortgage Loans were the subject of an Environmental Site Assessment within 12 months prior to the Cut-off Date, prepared to ASTM E 1527-05 standards, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the sale of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an “Environmental Report”) has been delivered to, or on behalf of, Purchaser, and to the Seller’s knowledge there is no Recognized Environmental Condition as defined by the ASTM E 1527-05 standard affecting any Mortgaged Property that was not disclosed in such Environmental Report.  Where such Environmental Report disclosed the existence of a Recognized Environmental Condition affecting any Mortgaged Property, (i) a financially viable party not affiliated with the related Mortgagor was identified as the responsible party for such condition or circumstance, or (ii) a further environmental investigation and/or remediation of such condition was conducted, and based upon such investigation and/or remediation, a reputable environmental consultant or, as

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applicable, a governmental authority with jurisdiction, recommended that no further investigation or remediation was reasonably necessary, or (iii) an Environmental Insurance Policy covering such condition was in effect or obtained and thereafter maintained until the condition was remediated or (iv) the related Mortgagor was required either to provide additional security or a reserve in an amount deemed to be reasonably sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan that would reasonably be expected to mitigate any material risk arising from or relating to such condition.

(b)           Each Mortgage Loan set forth on Schedule 2-B to this Exhibit (each, a “Schedule 2-B Loan”) is the subject of a pollution legal liability policy issued by a carrier having a claims-paying or financial strength rating as specified in paragraph 28 below, naming the Seller and its successors and/or assigns as an additional named insured or the Seller and its successors and/or its assigns are named as an additional insured and there is a “mortgagee” endorsement by which the mortgagee automatically becomes the named insured in the event of a foreclosure (an “Environmental Insurance Policy”).  Except as set forth on Schedule 2-A to this Exhibit, (i) the Environmental Insurance Policy is in full force and effect, (ii)(a) a property condition or engineering report was prepared with respect to asbestos containing materials (“ACM”) at each related Mortgaged Property and to lead based paint (“LBP”), and radon gas (“RG”) at each Mortgaged Property that is used as a multifamily dwelling, and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security, or establish with the lender a reserve from loan proceeds, in an amount deemed to be reasonably sufficient by the Seller for the remediation of the condition or circumstance and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that would reasonably be expected to mitigate any material risk arising from or relating to such condition or circumstance, (iii) on the effective date of each Environmental Insurance Policy, any material and adverse environmental condition or circumstance affecting the related Mortgaged Property (other than the existence of LBP, ACM or RG) was disclosed to the insurer in one or more of the following:  (a) the application for insurance, (b) a borrower questionnaire or (c) an engineering or other report and (iv) the premium of any Environmental Insurance Policy has been pre-paid through the end of the policy’s term.  Each Environmental Insurance Policy covering a Mortgaged Property identified on Schedule 2-B to this Exhibit (1) has a term that is coterminous with, or renewable until, the Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan and, if renewable rather than coterminous with the Maturity Date, the related mortgagor is obligated to renew the applicable policy such that the term is coterminous with the Maturity Date (or Anticipated Repayment Date, as applicable), (2) provides for a deductible in an amount reasonably acceptable to the Seller, (3) has per claim and aggregate limits of liability in amounts reasonably acceptable to the Seller and (4) contains clauses providing that the policy is non-terminable or cancellable, and may not be terminated or cancelled, without thirty (30) days prior written notice to the mortgagee.

(c)           With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an Environmental Site Assessment prepared to ASTM E 1527-05 standards within 12 months prior to the Cut-off Date, (i) Seller has no knowledge of the presence of any Hazardous Material or other Recognized Environmental Condition on such Mortgaged

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Property such that (1) the value of such Mortgaged Property is or could reasonably be expected to be materially and adversely affected or (2) (a) any such Hazardous Material or other Recognized Environmental Condition could be required to be investigated and/or remediated at a cost materially and adversely affecting the value of the Mortgaged Property or (b) the presence of such Hazardous Material or other Recognized Environmental Condition could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of investigating and/or remediating such Hazardous Material or other Recognized Environmental Condition or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials, and any noncompliance with such laws does not and  could not reasonably be expected to have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller’s knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

(d)           The related Mortgage or other Mortgage Loan documents contain covenants on the part of the related Mortgagor requiring its compliance with any and all present and future federal, state and local environmental laws and regulations in connection with the related Mortgaged Property.  In the related Mortgage or other Mortgage Loan documents, the related Mortgagor (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against any and all losses, liabilities, damages, penalties, fines, expenses and claims of whatever kind or nature (including attorneys’ fees and costs) imposed upon or incurred by or asserted against any such party arising from the breach of the environmental representations, warranties or covenants given by the related Mortgagor in connection with such Mortgage Loan.

“Hazardous Materials” means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls, related or similar materials, pollutants or contaminants and any other substance, material or wastes as may be defined as a hazardous or toxic substance, material or waste by, or regulated as such under, any federal, state or local environmental law, ordinance, rule, regulation or order, as may be amended, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.)  and any regulations promulgated pursuant thereto.

28.           Insurance.  Each Mortgaged Property is, and is required pursuant to the related Mortgage or loan agreement to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and the policy contains no provisions for a deduction for depreciation; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve (12) months of operations of the Mortgaged Property estimated as of the date of origination by the originator of such Mortgage Loan

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consistent with its normal commercial lending practices; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence.  Such insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the related Mortgage of termination or cancellation.  No such notice has been received, including any notice of nonpayment of premiums, that has not been cured.  All such insurance policies also contain clauses providing that they are not terminable, and may not be terminated without thirty (30) days prior written notice to the mortgagee (except where the insurer requires a shorter period or except for nonpayment of premiums, in which case not less than ten (10) days prior written notice to the mortgagee is required).  Each Mortgage or other Mortgage Loan document obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the related Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.  Each Mortgage or other Mortgage Loan document provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the related Mortgagor, (b) to the restoration or repair of the related Mortgaged Property, or (c) to the reduction of the principal amount of the Mortgage Loan.  If any Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property, and (iii) 100% of the probable maximum loss for the Mortgaged Property in the event of a windstorm, as determined by an architectural or engineering consultant.  The related Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and having a claims-paying or financial strength rating of at least “A-:V” from A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc. An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected loss (“SEL”) for the Mortgaged Property in the event of an earthquake.  In such instance, the SEL was based on a 450 or 475 year return period, an exposure period of 50 years and a 10% probability of exceedance.  If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A-:V” by A.M. Best Company or “A-” (or the equivalent) from Standard & Poor’s Ratings Services, Fitch, Inc. or Moody’s Investors Service, Inc. To the Seller’s actual knowledge, the insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Mortgaged Property is located.

29.           Escrows.  All amounts required to be deposited by each Mortgagor at origination under the related Mortgage Loan documents have been deposited or have been

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withheld from the related Mortgage Loan proceeds at origination and there are no deficiencies with regard thereto.  All escrow deposits and payments required by the terms of each Mortgage Loan are in the possession, or under the control of the Seller (except to the extent they have been disbursed for their intended purposes).  All of the Seller’s interest in such escrows and deposits will be conveyed by the Seller to the Purchaser hereunder.

30.           Litigation.  To the Seller’s knowledge, as of the Closing Date there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property or the security intended to be provided with respect to the related Mortgage Loan, or the ability of such mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and, to the Seller’s actual knowledge, there are no such actions, suits or proceedings threatened against such Mortgagor.

31.           Servicing.  The servicing and collection practices used by the Seller in respect of each Mortgage Loan have been in all material respects legal, proper and prudent.

32.           Inspection.  The originator of each Mortgage Loan, or the Seller, has inspected or caused to be inspected each related Mortgaged Property within the twelve (12) months prior to the Closing Date.

33.           Financial Statements and Rent Rolls.  The Mortgage Loan documents for each Mortgage require the related Mortgagor to provide the holder of the related Mortgage Loan with at least annual operating statements, financial statements and, except for Mortgage Loans for which the related Mortgaged Property is leased to a single tenant or is a multifamily or similar property, rent rolls.

34.           Collateral in Trust.  As of the Closing Date, all of the collateral securing each Mortgage Loan will be included in the Trust, and no Mortgage Loan is secured by any collateral which will not be included in the Trust as of the Closing Date.

35.           Single Purpose Entity.  Each Mortgagor with respect to a Mortgage Loan with a principal balance as of the Cut-off Date in excess of $15,000,000 is an entity whose organizational documents or related Mortgage Loan documents provide that it is, and for so long as the Mortgage Loan is outstanding will continue to be, a Single Purpose Entity.  For this purpose, “Single Purpose Entity” shall mean a Person, other than an individual, whose organizational documents or related Mortgage Loan documents provide substantially to the effect that it (i) shall engage solely in the business of owning and operating one or more Mortgaged Property(ies) and which does not engage in any business unrelated to such property(ies) and the financing thereof, (ii) does not have any material assets other than those related to its interest in the Mortgaged Property(ies) or the financing thereof or any indebtedness other than as permitted by the related Mortgage(s) or the other Mortgage Loan documents, (iii) hold itself out as a separate legal entity, separate from any other person or entity, (iv) have its own separate books and records and its own accounts in each case which are separate and apart

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from the books and records and accounts of any other Person, and (v) with respect to those Mortgage Loans with principal balances as of the Cut-off Date in excess of $20,000,000, that each related Mortgagor (or if it is a limited partnership or a multi-member limited liability company, the special purpose general partner or special purpose managing member, as applicable, of the related Mortgagor) is required to have at least one (1) independent director. The Mortgage Loan documents provide that the Mortgagors referenced in this paragraph shall not, without the prior written consent of Lender, amend, modify or otherwise change the related Mortgagor’s and, if applicable their general partners’, organizational documents if such amendment, modification or change relates to the special purpose bankruptcy remote nature of the related mortgagors or their general partners, as applicable.

36.           REMIC.  The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either:  (a) such Mortgage Loan is secured by an interest in real property (including land, buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the unpaid principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80% of the original principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in sub-clauses (a)(i) and (a)(ii) of this clause (36) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loan); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (a)(ii), including the proviso thereto.  Each Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages).  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan, in respect of voluntary prepayments, constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

37.           Due on Sale or Encumbrance.  Each of the Mortgage Loans contains a “due on sale” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage Loan, the property subject to the Mortgage, or any controlling interest therein, is directly or indirectly transferred or sold (except that it may provide for transfers by devise, descent or operation of law upon the death of a member, manager, general partner or shareholder of the related Mortgagor and that it may provide for transfers subject to the Mortgage Loan holder’s approval of transferee, transfers of worn out or obsolete furnishings, fixtures, or equipment

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promptly replaced with property of equivalent value and functionality, transfers of leases entered into in accordance with the Mortgage Loan documents, transfers to affiliates, transfers to family members for estate planning purposes, transfers among existing members, partners or shareholders in mortgagors or transfers of passive interests so long as the key principals or general partner retains control).  The Mortgage Loan documents contain a “due on encumbrance” clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the property subject to the Mortgage or any controlling interest in the related Mortgagor is further pledged or encumbered, unless the prior written consent of the holder of the Mortgage Loan is obtained (except that it may provide for assignments subject to the Mortgage Loan holder’s approval of transferee, transfers to affiliates or transfers of passive interests so long as the key principals or general partner retains control).  Each Mortgage or the related Mortgage Note requires the mortgagor to pay all reasonable out-of-pocket fees and expenses associated with securing the consent or approval of the holder of the Mortgage for a waiver of a “due on sale” or “due on encumbrance” clause or a defeasance provision.

38.           Whole Loan.  Except with respect to the Mortgage Loans that are part of a Loan Pair or A/B Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

39.           Defeasance.  Each Mortgage Loan containing provisions for defeasance of mortgage collateral provides that:  defeasance may not occur any earlier than two years after the Closing Date; and requires or provides that replacement collateral consist of U.S. “government securities,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Mortgage Note when due (up to the maturity date for the related Mortgage Loan, the Anticipated Repayment Date for ARD Loans or the date on which the related Mortgagor may prepay the related Mortgage Loan without payment of any prepayment penalty).  Each Mortgage Loan containing provisions for defeasance provides that, in addition to any cost associated with defeasance, the related Mortgagor shall pay, as of the date the mortgage collateral is defeased, all scheduled and accrued interest and principal due as well as an amount sufficient to defease in full the Mortgage Loan (except as contemplated in representation (40) hereof).  In addition, if the related Mortgage Loan permits defeasance, then the Mortgage Loan documents provide that the related Mortgagor shall (i) provide a REMIC opinion and (ii) (x) pay all reasonable fees associated with the defeasance of the Mortgage Loan and all other reasonable expenses associated with the defeasance or (y) provide all opinions required under the related Mortgage Loan documents.  No Mortgage Loan was originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages and, accordingly, any defeasance will be made solely to facilitate the disposition of the property or other customary commercial transaction and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages.

40.           Release of Property.  Except in connection with a defeasance meeting the requirements of paragraph (39) hereof, the terms of the related Loan Documents do not permit the release of any portion of the Mortgaged Property from the lien of the Mortgage except in compliance with REMIC Provisions, including that, other than in connection with substitution of replacement property in compliance with the REMIC provisions, for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal amount of the

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Mortgage outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

41.           Casualty.  In the event of casualty or destruction of the Mortgaged Property, any nonconformity with applicable zoning laws as of the origination date will not prohibit the Mortgaged Property from being restored or repaired in all material respects, to the use or structure at the time of such casualty, except Mortgaged Properties for which (i) law and ordinance insurance coverage has been obtained in amounts consistent with the standards utilized by the Seller that provides coverage for certain additional costs typically covered by law and ordinance insurance to rebuild and/or repair the Mortgaged Property to current zoning laws or (ii) the Title Insurance Policy insures against such nonconformity.

42.           Grace Periods.  If the related Mortgage or other Mortgage Loan documents provide for a grace period for delinquent Scheduled Payments, such grace period is no longer than ten (10) days from the applicable payment date.

43.           Terrorism Insurance.  None of the Mortgage Loan documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism or, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates.  Each Mortgaged Property is insured by a “standard extended coverage” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

44.           Appraisal.  An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan, and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

45.           No Fraud.  No fraud with respect to a Mortgage Loan has taken place on the part of the Seller or, to the Seller’s actual knowledge, on the part of any originator, in connection with the origination of such Mortgage Loan.

46.           Access.  At least one of the following statements is true with respect to each Mortgaged Property:  (a) such Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress or egress, or (b) the related Title Insurance Policy insures that the circumstances described in the immediately preceding clause (a) were true as of the origination of such Mortgage Loan.

47.           Utilities.  Each Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) appropriate for the current use of the Mortgaged Property.

48.           Condemnation.  In the case of any Mortgage originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the principal balance of the Mortgage Loan, must be paid down in an amount required by the REMIC

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Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

49.           Release of Cross-Collateralization.  In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

Defined Terms:

The term “Allocated Loan Amount” shall mean, for each Mortgaged Property, the portion of principal of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including determining the release prices of properties, if permitted) under such Mortgage Loan as set forth in the related loan documents.  Seller does not represent or warrant that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

The term “Environmental Site Assessment” shall mean a Phase I environmental report meeting the requirements of the American Society for Testing and Materials, and, if one was obtained, a Phase II environmental report, each prepared by a licensed third party professional experienced in environmental matters.

The term “Excess Cash Flow” shall mean the cash flow from the Mortgaged Property securing an ARD Loan after payments of interest (at the Mortgage Interest Rate) and principal (based on the amortization schedule), and (a) required payments for the tax and insurance escrow fund and ground lease escrow fund, (b) required payments for the monthly debt service escrows, if any, (c) payments to any other required escrow funds and (d) payment of operating expenses pursuant to the terms of an annual budget approved by the servicer and discretionary (lender approved) capital expenditures.

The term “in reliance on” shall mean that:

(a)           the Seller has examined and relied in whole or in part upon one or more of the specified documents or other information in connection with a given representation or warranty;

(b)           the information contained in such document or otherwise obtained by the Seller appears on its face to be consistent in all material respects with the substance of such representation or warranty;

(c)           the Seller’s reliance on such document or other information is consistent with the standard of care exercised by prudent lending institutions originating commercial mortgage loans; and

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(d)           although the Seller is under no obligation to verify independently the information contained in any document specified as being relied upon by it, the Seller believes the information contained therein to be true, accurate and complete in all material respects and has no actual knowledge of any facts or circumstances which would render reliance thereon unjustified without further inquiry.

The term “Mortgage Interest Rate” shall mean the fixed rate of interest per annum that each Mortgage Loan bears as of the Cut-off Date.

The term “Permitted Encumbrances” shall mean:

(a)           the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

(b)           covenants, conditions and restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally and/or otherwise referred to in the related Title Insurance Policy, and exceptions and exclusions referred to in the related Title Insurance Policy;

(c)           other matters to which like properties are commonly subject;

(d)           the rights of tenants, as tenants only, whether under ground leases or space leases at the Mortgaged Property; and

(e)           mortgage liens for cross-collateralized loans to be included in the Trust or with respect to a B Note or Serviced Companion Loan;

which together do not materially and adversely affect the related Mortgagor’s ability to timely make payments on the related Mortgage Loan, which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, for the use currently being made, the operation as currently being operated, enjoyment, value or marketability of such Mortgaged Property, provided, however, that, for the avoidance of doubt, Permitted Encumbrances shall exclude all pari passu, second, junior and subordinated mortgages but shall not exclude mortgages that secure other Mortgage Loans or a B Note or Serviced Companion Loan that are cross-collateralized with, or otherwise collateralized by the same real property collateral as, the related Mortgage Loan.

Other.  With respect to any Mortgage Loan, for purposes of these representations and warranties, the term “to the Seller’s knowledge” shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of such Mortgage Loan or of any servicer responsible for servicing the Mortgage Loan on behalf of the Seller believes that a given representation or warranty is not true or is inaccurate based upon the Seller’s reasonable inquiry, and that during the course of such inquiry, no such officer, employee or agent of the Seller has obtained any actual knowledge of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.  Furthermore, all information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the Seller’s knowledge.  With respect to any Mortgage Loan, for purposes of these representations and warranties, the term “to the Seller’s actual knowledge”

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shall mean that no officer, employee or agent of the Seller responsible for the underwriting, origination or sale of such Mortgage Loan actually knows of any facts or circumstances that would cause such person to believe that such representation or warranty was inaccurate.

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Schedule 2-A

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES REGARDING
INDIVIDUAL MORTGAGE LOANS
MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

Representation No.	Description of Exception
6
Ashley Plaza Center - There are 2 reservations in patents created by the USA when title was created by USA patents executed in 1894 and 1958.  Both reservations allow the USA and its authorities to construct ditches or canals as well as mine for minerals.  The patent reservations in favor of the USA are not Permitted Encumbrances because they affect the enjoyment, value or marketability of the Property.  However, if exercised, the patent reservations may materially interfere with the benefits intended to be provided by the related Mortgage.  We have obtained a NM endorsement 50 (equivalent of ALTA Form 9 comprehensive endorsement) which insures lender for losses in connection with surface damage for extraction of minerals.  However, the lender is still at risk for damages caused by construction of ditches and canals. As a mitigating factor, lender has included in the loan documents provisions for recourse to Borrower and Guarantors for “losses” to  lender caused by the exercise of the patent reservations.

7	Ashley Plaza Center – See 6 above with respect to Permitted Encumbrances.
8
Ashley Plaza Center – See 6 above with respect to Permitted Encumbrances.

Heathrow Market Center – Concrete poles encroach into an easement. Endorsements in the title policy (Alta ( and Alta 5.1) provide protection; however, such endorsements do not provide specific language of "impairment of value" since the title company does not provide affirmative coverage language in policies in the State of Florida.

10
Showcase Mall III – Misapplication/misappropriation of funds is qualified by “intentional” and only if received by borrower and limited to the extent of such intentional misapplication/misappropriation.  Waste is qualified by the language “provided borrower shall not be deemed liable hereunder if either (a) material physical waste to the Property occurs solely as a result of the failure of lender to make net proceeds available to borrower to restore or repair the Property following a casualty or condemnation or (b) borrower utilizes cash flow to pay the amounts associated with taxes/insurance and there is otherwise insufficient cash flow to satisfy other operating expenses associated with the Property

Sch. 2-A-1

which results in material physical waste to the Property.”
13
Park City Center – It is expected that the Mortgage Loan documents will be amended with respect to the use of condemnation proceeds to meet REMIC requirements.

Oxmoor Center - It is expected that the Mortgage Loan documents will be amended with respect to the use of condemnation proceeds to meet REMIC requirements.

16
Park City Center - Releases of vacant, non-income producing and unimproved property are permitted with a RAC (and satisfaction of the 125% LTV test), but without a pay down.

Oxmoor Center - Releases of vacant, non-income producing and unimproved property are permitted with a RAC (and satisfaction of the 125% LTV test), but without a pay down.

Bethel Shopping Center - A parcel (the "Out-Parcel") may be released if: (1) the portion of the realty remaining (the "Remaining Realty") will continue to (A) be in compliance with the terms of the security instrument and the approved manager standard, (B) have adequate access to publicly dedicated roadways, and (C) be in full compliance with all legal requirements and with the terms of all agreements relating to the remaining realty; (2) the proposed use of the Out-Parcel will not violate the provisions of any agreement affecting the remaining realty; (3) the Out-Parcel must be a separate parcel of land for all subdivision, zoning, and taxing purposes; (4) the disposition of the Out-Parcel cannot not have a material adverse effect; (5) title to the Out-Parcel must be conveyed to the Town of Bethel, Connecticut pursuant to paragraph II of the letter, dated August 1, 2005, from Planning and Zoning Commission of the Town of Bethel, CT, to Attorney Robin Kahn, approving the application to permit the construction of four new commercial buildings at the property and (6) no tenant under any lease has any interest in the Out- Parcel.

22
Heathrow Market Center - There is an open violation with regard to work without a permit installing a ceiling fan.  The post-closing undertaking provides that within 60 days of the closing date, borrower shall provide lender with evidence, satisfactory to lender, that the open violation with regard to work without a permit, installing a ceiling fan, listed in the PZR Report prepared by ZAG Zoning Analysis Group, Ltd. dated May 5, 2001 Report No. 421103, has been discharged of record. Also, Borrower is responsible for any losses (as set forth in the Note) for failure of borrower and/or property to have all licenses, certificates of occupancy and permits required by applicable law for the use and

Sch. 2-A-2

occupancy of the Property.

Courtyard by Marriott Waikiki - At closing, PZR had not yet received a response to its request for a zoning letter from the City of Honolulu (the "City") confirming that no zoning violations occurred and so a final report could not be delivered. Lender reserved $500,000 to be held until borrower delivers (i) a zoning letter from the City, (ii) a final PZR report incorporating the zoning letter, and (iii) to lender's satisfaction, evidence that borrower has cured (or has diligently endeavored to cure) any zoning violations that exist at the Property.

Showcase Mall III – The representation regarding licensing is qualified by the language “Except as otherwise disclosed in writing to lender, including, without limitation as it relates to the assignment to borrower of the Revocable License and Maintenance Agreement by and between CCR/AG Showcase Phase III Owner, L.L.C. and County of Clark recorded on August 24, 2007 in Instrument No. 20070824-0004475 of the Official Records, as amended by that certain First Amendment to the Revocable License and Maintenance Agreement with CCR/AG Showcase Phase III Owner, L.L.C. and County of Clark recorded on April 8, 2010 in Instrument No. 201004080000462 of the Official Records, which will occur after the Closing Date…”

24
Showcase Mall III – Reciprocal Easement and Joint Operating Agreement by and between CCR/AG Showcase Phase I Owner, L.L.C., a Delaware limited liability company and CCR/AG Showcase Phase III Owner, L.L.C., a Delaware limited liability company, recorded April 5, 2007 in Book 20070405 as Instrument No. 0003430 grants an exclusive easement to use a portion of the real property immediately to the north of the Property for development and use a portion of improvements comprised of parking ramp and portion of demised premises occupied by The Ross Stores, Inc. (3rd floor).

28
Park City Center - Group coverage provided by a syndicate of insurers is permitted through which at least 60% of the coverage (if there are four or fewer members of the syndicate) or at least 50% of the coverage (if there are five or more members of the syndicate) is with carriers having a financial strength of at least A- (with all such carriers having a financial strength of not less than "BBB-" and the first layers of coverage provided by insurers having an S&P financial strength rating of at least A-).

Oxmoor Center - Group coverage provided by a syndicate of insurers is permitted through which at least 60% of the coverage (if there are four or fewer members of the syndicate) or at least 50% of the coverage (if there are five or more members of the syndicate) is with carriers having a

Sch. 2-A-3

financial strength of at least A- (with all such carriers having a financial strength of not less than "BBB-" and the first layers of coverage provided by insurers having an S&P financial strength rating of at least A-).

Bethel Shopping Center - Borrower is not required to obtain flood insurance if the probable maximum loss is less than twenty percent (20%).

1001 Gayley Ave - United National Insurance Company shall be an acceptable insurance company so long as it maintains a claims paying ability of "BBB" by S&P and Fitch and/or an insurance financial strength rating of "A:XI" by AMBest.

37
Briargate Office Park – Transfers of tenant-in-common interests between the existing three (3) owners comprising borrower shall be permitted, subject to customary requirements for a transfer of the property, provided there is no assumption fee and notice is required at least 10 business days prior to the scheduled transfer; DAR Briargate LLC (current managing co-tenant) may only transfer its interest to the extent it has committed an event of default under the tenant-in-common agreement.

41
105 East 17th Street – Applicable zoning laws prohibit the rebuilding of the Property to the use or structure at the time of such casualty after a casualty affecting 75% or more of the total floor area.  As the non-conformance relates to floor area ratio, neither law and ordinance insurance nor the Title Insurance Policy insures against the nonconformity.  Given the land valuation, it is expected that there will be sufficient insurance proceeds to be fully repaid in the event that Borrower can not rebuild.

43	Park City Center – There is a terrorism insurance premium cap of $100,000 annually. Oxmoor - There is a terrorism insurance premium cap of $60,000 annually.

Sch. 2-A-4

Schedule 2-B

List of Mortgage Loans Secured by Mortgaged Properties Covered by an Environmental Insurance Policy

Courtyard by Marriott Waikiki

Logistics Pointe

Storage Etc – Los Feliz

Sch. 2-B-1

EXHIBIT 3

BILL OF SALE

1.           Parties.  The parties to this Bill of Sale are the following:

Seller:	Morgan Stanley Mortgage Capital Holdings LLC

Purchaser:	Morgan Stanley Capital I Inc.

2.           Sale.  For value received, Seller hereby conveys to Purchaser, without recourse, all right, title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans identified on Exhibit 1 (the “Mortgage Loan Schedule”) to the Mortgage Loan Purchase Agreement, dated as of September 14, 2011 (the “Mortgage Loan Purchase Agreement”), between Seller and Purchaser and all of the following property:

(a)           All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property:  the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

(b)           All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

(c)           All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

3.           Purchase Price.  The par amount equal to $[____] (subject to certain adjustments pursuant to that certain Memorandum of Understanding dated June 1, 2011 and entered into between Seller and Bank of America, National Association).

4.           Definitions.  Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.

3-1

IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on the Closing Date (as defined in the Mortgage Loan Purchase Agreement).

SELLER:	MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:
Name:
Title:

PURCHASER:	MORGAN STANLEY CAPITAL I INC.

By:
Name:
Title:

3-2

[Trustee]

EXHIBIT 4
FORM OF LIMITED POWER OF ATTORNEY
TO U.S. BANK NATIONAL ASSOCIATION
AND MIDLAND LOAN SERVICES WITH RESPECT TO
MORGAN STANLEY CAPITAL I INC.,
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 2011-C3

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, pursuant to the terms of the Mortgage Loan Purchase Agreement dated as of September 14, 2011 (the “Mortgage Loan Purchase Agreement”), between Morgan Stanley Mortgage Capital Holdings LLC (“Seller”) and Morgan Stanley Capital I Inc. (“Depositor”), Seller is selling certain multifamily and commercial mortgage loans (the “Mortgage Loans”) to Depositor;

WHEREAS, pursuant to the terms of the Pooling and Servicing Agreement dated as of October 1, 2011 (the “Pooling and Servicing Agreement”), between Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), custodian (in such capacity, the “Custodian”), certificate administrator, certificate registrar and authenticating agent, Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), TriMont Real Estate Advisors, Inc., as trust advisor, and U.S. Bank National Association as trustee (the “Trustee”), both the Trustee and the Special Servicer are granted certain powers, responsibilities and authority in connection with the completion and the filing and recording of assignments of mortgage, deeds of trust or similar documents, Form UCC-2 and UCC-3 assignments of financing statements, reassignments of assignments of leases, rents and profits and other Mortgage Loan documents required to be filed or recorded in appropriate public filing and recording offices;

WHEREAS, Seller has agreed to provide this Limited Power of Attorney pursuant to the Mortgage Loan Purchase Agreement;

NOW, THEREFORE, Seller does hereby make, constitute and appoint the Trustee, acting solely in its capacity as Trustee under, and in accordance with the terms of, the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Seller’s name, place and stead:  (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of the Trustee, as set forth in the definition of “Mortgage File” in Section 1.1 of the Pooling and Servicing Agreement, that have been received by the Trustee or a Custodian on its behalf, and all Form UCC-2 or UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, in each case in favor of the Trustee as set forth in the definition of “Mortgage File” in, and in accordance with Section 1.1 of, the Pooling and Servicing Agreement, and to evidence, provide notice of and perfect such assignments and conveyances in favor of the Trustee in the public records of the

4-1

appropriate filing and recording offices; and (ii) to file or record in the appropriate public filing or recording offices, all other Mortgage Loan documents to be recorded under the terms of the Pooling and Servicing Agreement or any such Mortgage Loan documents which have not been submitted for filing or recordation by Seller on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices.  Notwithstanding the foregoing, this Limited Power of Attorney shall grant to the Trustee and the Special Servicer only such powers, responsibilities and authority as are set forth in Section 2.1 of the Mortgage Loan Purchase Agreement.

Seller does also hereby make, constitute and appoint the Special Servicer, acting solely in its capacity as Special Servicer under the Pooling and Servicing Agreement, Seller’s true and lawful agent and attorney-in-fact with respect to the Mortgage Loans in Seller’s name, place and stead solely to exercise and perform all of the rights, authority and powers of the Trustee as set forth in the preceding paragraph in the event of the failure or the incapacity of the Trustee to do so for any reason.  As between the Special Servicer and any third party, no evidence of the failure or incapacity of the Trustee shall be required and such third party may rely upon the Special Servicer’s written statement that it is acting pursuant to the terms of this Limited Power of Attorney.

The enumeration of particular powers herein is not intended in any way to limit the grant to either the Trustee or the Special Servicer as Seller’s attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Seller might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Seller agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of the second following paragraph below.  As between Seller, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Trust Fund and the Certificateholders, neither the Trustee nor the Special Servicer may exercise any right, authority or power granted by this Limited Power of Attorney in a manner which would violate the terms of the Pooling and Servicing Agreement, but any and all third parties dealing with either the Trustee or the Special Servicer as Seller’s attorney-in-fact may rely completely, unconditionally and conclusively on the authority of the Trustee or the Special Servicer, as applicable, and need not make any inquiry about whether the Trustee or the Special Servicer is acting pursuant to the Pooling and Servicing Agreement.  Any purchaser, title insurance company or other third party may rely upon a written statement by either the Trustee or the Special Servicer that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Pooling and Servicing Agreement.

Any act or thing lawfully done hereunder by either the Trustee or the Special Servicer shall be binding on Seller and Seller’s successors and assigns.

4-2

This Limited Power of Attorney shall continue in full force and effect with respect to the Trustee and the Special Servicer, as applicable, until the earliest occurrence of any of the following events:

(1)	with respect to the Trustee, the termination of the Trustee and its replacement with a successor Trustee under the terms of the Pooling and Servicing Agreement;

(2)	with respect to the Special Servicer, the termination of the Special Servicer and its replacement with a successor Special Servicer under the terms of the Pooling and Servicing Agreement;

(3)
with respect to the Trustee, the appointment of a receiver or conservator with respect to the business of the Trustee, or the filing of a voluntary or involuntary petition in bankruptcy by or against the Trustee;

(4)
with respect to the Special Servicer, the appointment of a receiver or conservator with respect to the business of the Special Servicer, or the filing of a voluntary or involuntary petition in bankruptcy by or against the Special Servicer;

(5)	with respect to each of the Trustee and the Special Servicer and any Mortgage Loan, such Mortgage Loan is no longer a part of the Trust Fund;

(6)	with respect to each of the Trustee and the Special Servicer, the termination of the Pooling and Servicing Agreement in accordance with its terms; and

(7)
with respect to the Special Servicer, the occurrence and continuance of, or failure to cure, any of the events described under Section 9.30(b) of the Pooling and Servicing Agreement with respect to the Special Servicer.

Nothing herein shall be deemed to amend or modify the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or the respective rights, duties or obligations of Seller under the Mortgage Loan Purchase Agreement, and nothing herein shall constitute a waiver of any rights or remedies under the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Mortgage Loan Purchase Agreement or, if not defined therein, then in the Pooling and Servicing Agreement.

THIS POWER OF ATTORNEY AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

[Signature on next page]

4-3

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of September ___, 2011.

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By:
Name:
Title:

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ACKNOWLEDGEMENT

STATE OF NEW YORK	)
)ss:
COUNTY OF NEW YORK	)

On this ____th day of September, 2011, before me appeared ___________, to me personally known, who, being by me duly sworn did say that he/she is the _____________ of Morgan Stanley Mortgage Capital Holdings LLC, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ___________ acknowledged said instrument to be the free act and deed of said corporation.

Name :
Notary Public in and for said County and State

My Commission Expires:

_____________________________________

4-5

Schedule A

List of Mortgagors that are Third-Party Beneficiaries Under Section 5.5

None.

Sch. A-1